                                                                    Exhibit 10.1











                              SEPARATION AGREEMENT



                                     between



                                   ALCAN INC.

                                       and

                                  NOVELIS INC.





















                                  Dated o, 2004

                                TABLE OF CONTENTS

ARTICLE I - INTERPRETATION                                                                                        2

1.01        Definitions...........................................................................................2
1.02        Schedules.............................................................................................2
1.03        Exhibits..............................................................................................3
1.04        Currency..............................................................................................3

ARTICLE II - THE SEPARATION                                                                                       4

2.01        Separation............................................................................................4
2.02        Implementation........................................................................................4
2.03        Transfer of Separated Assets; Assumption of Assumed Liabilities.......................................4
2.04        Separated Assets......................................................................................5
2.05        Deferred Separated Assets.............................................................................6
2.06        Excluded Assets.......................................................................................6
2.07        Liabilities...........................................................................................6
2.08        Disclaimer of Representations and Warranties..........................................................7

2.09        Third-Party Consents and Government Approvals.........................................................8

ARTICLE III - THE REORGANIZATION                                                                                  8

3.01        Reorganization........................................................................................8
3.02        Reorganization Transactions...........................................................................8
3.03        Effects of the Reorganization Transactions............................................................9
3.04        Arcustarget Consideration.............................................................................9
3.05        Termination of Agreements.............................................................................9
3.06        Ancillary Agreements.................................................................................10
3.07        Resignations.........................................................................................11
3.08        Sole Discretion of Alcan.............................................................................11
3.09        Cooperation..........................................................................................11
3.10        Intercompany accounts between Alcan Group and Novelis Group..........................................11

ARTICLE IV - THE ARRANGEMENT                                                                                     12

4.01        Plan of Arrangement..................................................................................12
4.02        Actions Prior to the Effective Date..................................................................12
4.03        Sole Discretion of Alcan.............................................................................12
4.04        Cooperation..........................................................................................12

ARTICLE V - DEFERRED SEPARATION TRANSACTIONS                                                                     13

5.01        Deferred Transfer Assets.............................................................................13
5.02        Unreleased Liabilities...............................................................................14
5.03        Consideration........................................................................................15

ARTICLE VI - REPRESENTATIONS AND WARRANTIES                                                                      15

6.01        Mutual Representations and Warranties................................................................15
6.02        Representations and Warranties of Alcan..............................................................16
6.03        Representations and Warranties of Novelis............................................................17

ARTICLE VII - COVENANTS                                                                                          17

7.01        General Covenants....................................................................................17
7.02        Covenants of Novelis.................................................................................18

ARTICLE VIII - CONDITIONS                                                                                        19

8.01        Actions Prior to the Completion of the Arrangement...................................................19

ARTICLE IX - MUTUAL RELEASES; INDEMNIFICATION                                                                    21

9.01        Release of Pre-Separation Claims.....................................................................21
9.02        Indemnification by Novelis...........................................................................23
9.03        Indemnification by Alcan.............................................................................24

9.04        Method of Asserting Claims Etc.......................................................................24
9.05        Adjustments to Liabilities...........................................................................26
9.06        Payments.............................................................................................26
9.07        Contribution.........................................................................................27
9.08        Litigation...........................................................................................27
9.09        Remedies Cumulative..................................................................................28
9.10        Survival of Indemnities..............................................................................28

ARTICLE X - INSURANCE                                                                                            28

10.01       Insurance Matters....................................................................................28

ARTICLE XI - EXCHANGE OF INFORMATION; CONFIDENTIALITY                                                            30

11.01       Agreement for Exchange of Information; Archives......................................................30
11.02       Ownership of Information.............................................................................31
11.03       Compensation for Providing Information...............................................................31
11.04       Record Retention.....................................................................................31
11.05       Other Agreements Providing for Exchange of Information...............................................32
11.06       Production of Witnesses; Records; Cooperation........................................................32
11.07       Confidentiality......................................................................................33
11.08       Protective Arrangements..............................................................................34
11.09       Disclosure of Third Party Information................................................................35

ARTICLE XII - DISPUTE RESOLUTION                                                                                 35

12.01       Disputes.............................................................................................35
12.02       Negotiation..........................................................................................35
12.03       Mediation............................................................................................35
12.04       Arbitration..........................................................................................37

ARTICLE XIII - FURTHER ASSURANCES                                                                                38

13.01       Further Assurances...................................................................................38

ARTICLE XIV - CERTAIN OTHER MATTERS                                                                              39

14.01       Auditors and Audits; Annual and Quarterly Financial Statements and Accounting........................39
14.02       Non-Solicitation of Employees........................................................................41
14.03       Non-Competition......................................................................................42
14.04       Change of Control with respect to Novelis............................................................44

ARTICLE XV - TERMINATION                                                                                         48

15.01       Termination..........................................................................................48

ARTICLE XVI - MISCELLANEOUS                                                                                      48

16.01       Limitation of Liability..............................................................................48
16.02       Counterparts.........................................................................................49
16.03       Entire Agreement.....................................................................................49
16.04       Construction.........................................................................................49
16.05       Signatures...........................................................................................49
16.06       Assignability........................................................................................50
16.07       Third Party Beneficiaries............................................................................50
16.08       Payment Terms........................................................................................51
16.09       Governing Law........................................................................................51
16.10       Notices..............................................................................................51
16.11       Severability.........................................................................................52
16.12       Publicity............................................................................................52
16.13       Survival of Covenants................................................................................52
16.14       Waivers of Default...................................................................................53
16.15       Amendments...........................................................................................53
16.16       Controlling Documents................................................................................53
16.17       Language.............................................................................................53

LIST OF SCHEDULES                                                                                                55

SCHEDULE 1.01 - DEFINITIONS                                                                                      57

LIST OF EXHIBITS                                                                                                 72


SEPARATION AGREEMENT (the "AGREEMENT") entered into in the City of Montreal, Province of Quebec, dated o, 2004.

BETWEEN: ALCAN INC., a corporation organized under the Canada Business Corporations Act ("ALCAN");

AND: NOVELIS INC., a corporation incorporated under the Canada Business Corporations Act ("NOVELIS").


RECITALS:

WHEREAS Alcan Group (as defined below) currently conducts the Alcan Businesses (as defined below);

WHEREAS Alcan has created Arcustarget Inc. (as defined below) in order to hold the Separated Businesses (as defined below) after giving effect to the Reorganization (as defined below);

WHEREAS it is proposed that, pursuant to a Plan of Arrangement (as defined below) and after giving effect to the Reorganization, inter alia, (i) Arcustarget would become a wholly-owned subsidiary of Novelis, (ii) the holders of outstanding Alcan Common Shares (as defined below) would, as of the Effective Date (as defined below), exchange their Alcan Common Shares for an equivalent number of Alcan Class A Common Shares and Alcan Special Shares (as defined below), (iii) the holders of outstanding Alcan Special Shares would, as of the Effective Date, exchange their Alcan Special Shares for a specified number of Novelis Common Shares (as defined below), and (iv) Arcustarget and Novelis would amalgamate;

WHEREAS the Parties (as defined below) wish to set forth in this Agreement the terms on which, and the conditions subject to which, they wish to implement the measures described above;

WHEREAS Alcan and Novelis (1) intend that the Reorganization will (i) qualify for Canadian income tax purposes as a reorganization governed by paragraph 55(3)(b) of the Tax Act (as defined below) and as exchanges of shares by Alcan Common Shareholders (as defined below) pursuant to sections 85.1 and 86 of the Tax Act, such that no gain will be realized by Alcan, Novelis or Alcan Common Shareholders and (ii) qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code (as defined below), pursuant to which no gain or loss will be recognized for United States federal income tax purposes by Alcan, Novelis, Alcan Corporation, Alcan Aluminum Corporation or to the shareholders of Alcan under
Section 355 of the Internal Revenue Code and the related provisions thereunder and (2) will treat and hereby adopt the Agreement as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code;

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

                                  ARTICLE I -
                                 INTERPRETATION

1.01  DEFINITIONS

      The capitalized words and expressions and variations thereof used in this Agreement or in its schedules, unless a clearly inconsistent meaning is required under the context, shall have the meanings ascribed to them in
      SCHEDULE 1.01 - DEFINITIONS.

1.02  SCHEDULES

      The following schedules are attached to this Agreement and form part hereof:

      Schedule 1.01 -                    Definitions
      Schedule 1.01 - "PA"               Plan of Arrangement
      Schedule 1.01 - "SB"               Separated Businesses
      Schedule 1.01 - "NBS"              Novelis Balance Sheet
      Schedule 1.01 - "SE"               Separated Entities
      Schedule 2.04(a)                   Separated Assets

      Schedule 2.06(a)      Excluded Assets
      Schedule 2.07(a)      Assumed Liabilities
      Schedule 2.07(b)      Liabilities of Separated Entities
      Schedule 2.07(c)      Retained Liabilities
      Schedule 2.07(g)      Reorganization Documents
      Schedule 3.01         Reorganization Transactions
      Schedule 3.05(b)      Agreements Not Terminated
      Schedule 3.06(q)      Ancillary Agreements
      Schedule 3.10         Intercompany Accounts
      Schedule 4.02         Actions to be taken prior to Effective Time
      Schedule 9.08(a)      Litigation Transferred to Novelis
      Schedule 9.08(b)      Litigation to be Defended by Alcan at Novelis's
                            Expense

1.03  EXHIBITS

      The following exhibits are attached to this Agreement and form part hereof:

      Exhibit A             Alumina Supply Agreement
      Exhibit B             By-laws of Novelis
      Exhibit C             Certificate of Incorporation of Novelis
      Exhibit D             Employee Matters Agreement
      Exhibit E             Energy Agreement
      Exhibit F             FoilStock Supply Agreement
      Exhibit G             Foil Supply Agreements
      Exhibit H             Foil Supply and Distribution Agreement
      Exhibit I             Intellectual Property Agreements
      Exhibit J             Joint Procurement of Goods and Services Protocol
      Exhibit K             Metal Supply Agreements
      Exhibit L             Neuhausen Agreements
      Exhibit M             Ohle Agreement
      Exhibit N             Sierre Agreements
      Exhibit O             Tax Sharing and Disaffiliation Agreement
      Exhibit P             Technical Services Agreements
      Exhibit Q             Transitional Services Agreement
      Exhibit R             Non Compete Undertaking

1.04  CURRENCY

      All references to currency herein are to lawful money of the United States unless otherwise specified.

                                  ARTICLE II -
                                 THE SEPARATION

2.01     SEPARATION

         Alcan and Novelis agree to implement the Separation for the purpose of causing the Separated Businesses to be transferred to Novelis Group and the Remaining Alcan Businesses to be held by Alcan or any other member of Alcan Group as of the Effective Time, on the terms and subject to the conditions set forth in this Agreement. The Parties acknowledge that the Separation is intended to result in Novelis, directly or indirectly, operating the Separated Businesses, owning the Separated Assets and assuming the Assumed Liabilities as set forth in this
         Article II.

2.02     IMPLEMENTATION

         The Separation shall be completed in accordance with the agreed general principles, objectives and other provisions set forth in this Article II and shall be implemented in the following manner:

         (a)      through the completion of the Reorganization, as described in
                  Article III;

         (b)      through the completion of the Arrangement, as described in
                  Article IV;

         (c) through the completion from time to time following the Effective Time of the Deferred Transactions, as described in
                  Section 13.01(a);

         (d) through the allocation from time to time following the Effective Time of the Deferred Transfer Assets as described in
                  Section 5.01; and

         (e) through the performance by the Parties of all other provisions of this Agreement.

2.03     TRANSFER OF SEPARATED ASSETS; ASSUMPTION OF ASSUMED LIABILITIES

         On the terms and subject to the conditions set forth in this Agreement, and in furtherance of the Separation, with effect as of the Effective
         Time:

         (a) Alcan agrees to cause the Separated Assets to be contributed, assigned, transferred, conveyed and delivered, directly or indirectly, to Novelis and Novelis agrees to accept from Alcan all of the Separated Assets and all of Alcan's rights, title and interest in and to all Separated Assets owned, directly or indirectly, by Alcan which, except with respect to the Deferred Separated Assets and Unreleased Liabilities, will result in Novelis owning, directly or indirectly, the Separated Businesses;

         (b) Novelis agrees to accept, assume and faithfully perform, discharge and fulfill all of the Assumed Liabilities in accordance with their respective terms; and

         (c) Novelis agrees to jointly elect with Alcan, in prescribed form and in a timely manner, to have the provisions of subsection 85(1) of Tax Act (and any applicable corresponding Canadian provincial provision) apply to the operations described in

                  Section 2.03(a); the "agreed amount" for purposes of such election shall be equal to the cost amount, for purposes of the Tax Act, of the Arcustarget Common Shares at the time of the transfer of such shares to Novelis.

2.04     SEPARATED ASSETS

         For the purposes of this Agreement, "SEPARATED ASSETS" shall mean, without duplication, the following Assets used or held for use exclusively or primarily in the conduct of the Separated Businesses or relating exclusively or primarily to a Separated Business or to a Separated Entity:

         (a) all Assets expressly identified in this Agreement or in any Ancillary Agreement or in any Schedule hereto or thereto, including those listed on SCHEDULE 2.04(A), as Assets to be transferred to, or retained by, Novelis or any other member of Novelis Group;

         (b) the outstanding capital stock, units or other equity interests of the Separated Entities, as listed on SCHEDULE 1.01 - "SE", the transfer of which pursuant to Section 2.03 will result in Novelis owning, directly or indirectly, all of the ownership interests in the Separated Entities that are currently owned directly or indirectly by Alcan;

         (c) all Assets properly reflected on the Novelis Balance Sheet (SCHEDULE 1.01 - "NBS"), excluding Assets disposed of by Alcan or any other member of Alcan Group subsequent to the date of the Novelis Balance Sheet;

         (d) all Assets that have been written off, expensed or fully depreciated by Alcan or any other member of Alcan Group that, had they not been written off, expensed or fully depreciated, would have been reflected on the Novelis Balance Sheet in accordance with the same accounting principles and practices as those under which the Novelis Balance Sheet was prepared;

         (e) all Assets acquired by Alcan or any other member of Alcan Group after the date of the Novelis Balance Sheet and that would be reflected on the balance sheet of Novelis as of the Effective Date (the "NOVELIS OPENING BALANCE SHEET"), if such balance sheet were prepared using the same accounting principles and practices as those under which the Novelis Balance Sheet was prepared; and

         (f) all Assets transferred to Novelis Group pursuant to Section 13.01(a); provided, however, that any such transfer shall take effect under Section 13.01(a) and not under this Section 2.04.

         Notwithstanding the foregoing, there shall be excluded from the definition of Assets under this Section 2.04 Business Records to the extent they are included in or primarily related to any Excluded Asset or Retained Liability or Remaining Alcan Business or their transfer is prohibited by Applicable Law or pursuant to agreements between Alcan or any other member of Alcan Group and Third Parties or otherwise would subject Alcan or any other member of Alcan Group to liability for such transfer.

2.05     DEFERRED SEPARATED ASSETS

         Notwithstanding anything to the contrary contained in Section 2.04 or elsewhere in this Agreement, Separated Assets shall not include the Deferred Separated Assets. The transfer to Novelis (or any other member of Novelis Group) of any such Deferred Separated Asset shall only be completed at the time, in the manner and subject to the conditions set forth in Section 5.01.

2.06     EXCLUDED ASSETS

         (a)      Notwithstanding anything to the contrary contained in Section
                  2.04 or elsewhere in this Agreement, the following Assets of Alcan or of any other relevant member of Alcan Group that would otherwise be included among the Separated Assets shall not be transferred to Novelis (or any other member of Novelis Group), shall not form part of the Separated Assets and shall remain the exclusive property of Alcan or the relevant member of Alcan Group on and after the Effective Time (the "EXCLUDED ASSETS"):

                  (i)      any Asset expressly identified on SCHEDULE 2.06(A);

                  (ii)     any Asset referred to in Section 2.06(b); and

                  (iii) any Asset transferred to Alcan or to any other relevant member of Alcan Group pursuant to Section 13.01(a); provided, however, that any such transfers shall take effect under Section 13.01(a) and not under this Section 2.06.

         (b) For greater certainty, any Asset of Alcan or any other member of Alcan Group that is used in or relates in any manner to a Remaining Alcan Business shall not constitute a Separated Asset unless such Asset is specifically identified as a Separated Asset pursuant to Section 2.04.

         (c) Notwithstanding anything to the contrary in this Agreement, Excluded Assets shall not include the Deferred Excluded Assets. The transfer to Alcan (or to the relevant member of Alcan Group) of any such Asset shall be completed at the time, in the manner and subject to the conditions set forth in
                  Section 5.01.

2.07     LIABILITIES

         For the purposes of this Agreement, Liabilities shall be identified as "ASSUMED LIABILITIES" or as "RETAINED LIABILITIES" under the following order of priority:

         (a) any Liability of a Separated Entity, whether arising or accruing prior to, on or after the Effective Time and whether the facts on which it is based occurred on, prior to or after the Effective Time and whether or not reflected on the Novelis Balance Sheet or on the Novelis Opening Balance Sheet, is an Assumed Liability, unless it is expressly identified in this Agreement (including on SCHEDULE 2.07(B) or any other Schedule) or in any Ancillary Agreement as a Liability to be assumed or retained by Alcan or any other member of Alcan Group, in which case it is a Retained Liability;

         (b) any Liability relating to, arising out of, or resulting from the conduct of, a Separated Business or any Rolled Products Business (as conducted at any time prior to, on or after the Effective Time) or relating to a Separated Asset or a Deferred Separated Asset and whether or not arising or accruing prior to, on or after the Effective Time and whether the facts on which it is based occurred on, prior to or after the Effective Time and whether or not reflected on the Novelis Balance Sheet or the Novelis Opening Balance Sheet, is an Assumed Liability, unless it is expressly identified in this Agreement (including on SCHEDULE 2.07(B) or any other Schedule) or in any Ancillary Agreement as a Liability to be assumed or retained by Alcan or any other member of Alcan Group, in which case it is a Retained Liability;

         (c) any Liability which is expressly identified on SCHEDULE 2.07(A) is an Assumed Liability and any Liability which is expressly identified on SCHEDULE 2.07(C) is a Retained Liability ;

         (d) any Liability which is reflected or otherwise disclosed as a liability or obligation of Novelis Group on the Novelis Balance Sheet is an Assumed Liability;

         (e) any Liability which would be reflected or otherwise disclosed on the Novelis Opening Balance Sheet, if such balance sheet were prepared using the same accounting principles and practices as those under which the Novelis Balance Sheet was prepared is an Assumed Liability;

         (f) any Liability of a Remaining Alcan Entity, whether arising or accruing prior to, on or after the Effective Time and whether the facts on which it is based occurred on, prior to or after the Effective Time, is a Retained Liability, unless it is determined to be an Assumed Liability pursuant to clauses (a),
                  (b), (c), (d) or (e) above, in which case it is an Assumed Liability; and

         (g) any Liability of Novelis or any other member of Novelis Group under this Agreement, any Ancillary Agreement or any Reorganization Document is an Assumed Liability and any Liability of Alcan or any other member of Alcan Group under this Agreement, any Ancillary Agreement or any Reorganization Document is a Retained Liability.

2.08     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

         (a) Each of the Parties (on behalf of itself and each other member of its respective Group) understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, no Party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, makes any representation or warranty, express or implied, regarding any of the Separated Assets, Separated Entities, Separated Businesses, Excluded Assets, Assumed Liabilities or Retained Liabilities including any warranty of merchantability or fitness for a particular purpose, or any representation or warranty regarding any Consents or Governmental Authorizations required in connection therewith or their transfer, regarding the value or freedom from Encumbrances of, or any other matter concerning, any Separated Asset or Excluded Asset, or regarding the absence of any defense or right of setoff or freedom from counterclaim with respect to any claim or other Separated Asset or Excluded Asset, including any Account Receivable of either Party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Separated Asset or Excluded Asset upon the execution, delivery and filing hereof or thereof.

         (b) Except as may expressly be set forth herein or in any Ancillary Agreement, all Separated Assets and Excluded Assets are being transferred on an "as is, where is" basis, at the own risk ("aux risques et perils") of the respective transferees without any warranty whatsoever on the part of the transferor, formal or implicit, legal, statutory or conventional (and, in the case of any Real Property, by means of a quitclaim or similar form deed or conveyance) and the respective transferees shall bear the economic and legal risks that (i) any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Encumbrance, and (ii) any necessary Third-Party Consent or Governmental Authorization is not obtained or that any requirement of Applicable Law or any Order is not met.

2.09     THIRD-PARTY CONSENTS AND GOVERNMENT APPROVALS

         To the extent that the Separation or any transaction contemplated thereby requires a Consent from any Third-Party (a "THIRD-PARTY CONSENT") or any Governmental Authorization, the Parties will use commercially reasonable efforts to obtain all such Third-Party Consents and Governmental Authorizations prior to the Effective Time. If the Parties fail to obtain any such Third-Party Consent or Governmental Authorization prior to the Effective Time, the matter shall be dealt with in the manner set forth in Section 5.01 or 5.02.

                                  ARTICLE III -
                               THE REORGANIZATION

3.01     REORGANIZATION

         The Reorganization shall be implemented on the terms and subject to the conditions set forth in this Article III.

3.02     REORGANIZATION TRANSACTIONS

         Subject to Section 3.08, Alcan agrees to cause the Reorganization Transactions to be completed substantially in the manner described on
         SCHEDULE 3.01. Unless otherwise specified on SCHEDULE 3.01, the Reorganization Transactions shall be completed on or before the Reorganization Date.

3.03     EFFECTS OF THE REORGANIZATION TRANSACTIONS

         After giving effect to the Reorganization Transactions, as of the Reorganization Time:

         (a) all Separated Assets, other than the equity interests in the Separated Entities (which are addressed in (e) below), will be held by one or several Separated Entities;

         (b) all Assumed Liabilities will have been assumed or retained by one or several Separated Entities;

         (c) all Excluded Assets held by one or several Separated Entities will have been transferred to, or retained by, one or more Remaining Alcan Entities;

         (d) all Retained Liabilities incurred by any Separated Entity will have been assumed by one or several Remaining Alcan Entities; and

         (e) all of Alcan's right, title and interest in the capital or common stock of the Separated Entities (other than the shares of the share capital of Arcustarget) will have been transferred to Arcustarget.

3.04     ARCUSTARGET CONSIDERATION

         In consideration of the implementation of the Reorganization Transactions, Alcan, in addition to causing Arcustarget Group (or any member thereof) to assume the Assumed Liabilities, shall cause Arcustarget to (i) issue to Alcan, on or prior to the Reorganization Date, such number of Arcustarget common shares and such promissory notes as shall be necessary to complete the Reorganization Transactions and the Arrangement and (ii) issue to one or more Subsidiaries of Alcan as specified on SCHEDULE 3.01 such promissory notes as shall be necessary to complete the Reorganization Transactions.

3.05     TERMINATION OF AGREEMENTS

         (a) Subject to Section 3.05(b), Novelis and Alcan agree that all agreements, arrangements, commitments and understandings, whether or not in writing, between any member or members of Novelis Group, on the one hand, and any member or members of Alcan Group, on the other hand, shall terminate without further action being required by any party thereto, with effect as of the Effective Time. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive such termination) will be of any further force or effect as of and from the Effective Time. Alcan and Novelis shall sign all such documents and perform all such other acts, and they shall cause each other member of their respective Groups to sign all such documents and perform all such other acts, as may be necessary or desirable to implement or confirm such terminations.

         (b) The provisions of Section 3.05(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any

                  Ancillary Agreement to be entered into by either Party hereto or any of the members of their respective Groups); (ii) any agreement, arrangement, commitment or understanding listed or described or set forth on SCHEDULE 3.05(B); (iii) any agreement, arrangement, commitment or understanding to which any Third Party is a party; and (iv) any other agreements, arrangements, commitments or understandings that this Agreement or any Ancillary Agreement contemplates will be in force beyond the Effective Date.

3.06     ANCILLARY AGREEMENTS

         On or prior to the Effective Date, the Parties shall execute and deliver or, as applicable, cause the appropriate members of their respective Groups to execute and deliver, each of the following agreements (collectively, the "ANCILLARY AGREEMENTS"):

         (a)      the Alumina Supply Agreement;

         (b)      the Employee Matters Agreement;

         (c)      the Energy Agreement;

         (d)      the FoilStock Supply Agreement;

         (e)      the Foil Supply Agreements;

         (f)      the Foil Supply and Distribution Agreement;

         (g)      the Intellectual Property Agreements;

         (h)      the Joint Procurement of Goods and Services Protocol;

         (i)      the Metal Supply Agreements;

         (j)      the Nauhausen Agreements;

         (k)      the Ohle Agreement;

         (l)      the Sierre Agreements;

         (m)      the Tax Sharing and Disaffiliation Agreement;

         (n)      the Technical Services Agreements;

         (o)      the Transitional Services Agreement;

         (p) such other agreements and instruments as may relate to or be identified in any of the foregoing agreements; and

         (q)      the agreements and instruments identified on SCHEDULE 3.06(Q).

3.07     RESIGNATIONS

         (a) Alcan agrees to cause each Person who is a director or an officer of any Separated Entity and who will not become an employee of Novelis Group (or any member thereof) on the Effective Date to resign from such position with effect as of the Effective Date.

         (b) Novelis agrees to cause each Person who is a director or an officer of a Remaining Alcan Entity and who will become an employee of Novelis Group (or any member thereof) on the Effective Date to resign from such position with effect as of the Effective Date.

         (c) Each of Alcan and Novelis agrees to obtain all such letters of resignation or other evidence of such resignations as may be necessary or desirable in performing their respective obligations under this Section 3.07.

3.08     SOLE DISCRETION OF ALCAN

         Notwithstanding any other provision of this Article III, Alcan shall have the sole and absolute discretion:

         (a) to determine whether to proceed with all or any part of the Reorganization, including any Reorganization Transaction, and to determine the timing of and any and all conditions to the completion of the Reorganization or any part thereof; and

         (b) to amend or otherwise change, delete or supplement, from time to time, any term or element of the Reorganization, including any Reorganization Transaction.

3.09     COOPERATION

         Novelis shall cooperate with Alcan in all aspects of the Reorganization and it shall, at Alcan's request, sign all such documents and perform all such other acts as may be necessary or desirable to give full effect to the Reorganization; and Novelis shall cause each other member of Novelis Group to do likewise.

3.10     INTERCOMPANY ACCOUNTS BETWEEN ALCAN GROUP AND NOVELIS GROUP

         Prior to the Effective Time, Alcan shall use commercially reasonable efforts to cause all balances related to indebtedness, including any intercompany indebtedness, loan, guaranty, receivable, payable or other account between a member of Alcan Group and a member of Novelis Group (including Arcustarget and its Subsidiaries), other than those balances related to indebtedness otherwise specifically provided for in this Agreement or any Ancillary Agreement as described on SCHEDULE 3.10 ("INTERCOMPANY ACCOUNTS") to be settled, including by being contributed to capital in its discretion. To the extent that any Intercompany Account has not been settled or contributed to capital by the Effective Time, Novelis agrees to cause any Intercompany Account payable by any member of Novelis Group to be satisfied in full when due. To the extent that any Intercompany Account payable to Novelis or any other member of Novelis Group has not been settled prior to the Effective Time, Alcan shall cause it to be satisfied in full when due or when necessary to offset an Intercompany Account then due and payable by Novelis or any other member of Novelis Group.

                                  ARTICLE IV -
                                 THE ARRANGEMENT

4.01     PLAN OF ARRANGEMENT

         Each of Alcan and Novelis shall use commercially reasonable efforts to carry out the Plan of Arrangement and to cause the Arrangement to become effective on January 1, 2005, or on such later date as Alcan may determine, provided that if the Alcan Board decides to proceed with the Arrangement, Articles of Arrangement must be filed on or before April 28, 2005.

4.02     ACTIONS PRIOR TO THE EFFECTIVE DATE

         In addition to the covenants of Alcan provided for elsewhere in this Agreement, Alcan covenants and agrees, subject to Sections 3.08 and 4.03, that it shall cause the actions described on SCHEDULE 4.02 to be taken prior to the Effective Time.

4.03     SOLE DISCRETION OF ALCAN

         Notwithstanding any other provision of this Article IV, Alcan shall have the sole and absolute discretion:

         (a) to determine whether to proceed with all or any part of the Arrangement and all the terms of the Plan of Arrangement and to determine the timing of and any and all conditions to the completion of the Arrangement or any part thereof, provided that if the Alcan Board decides to proceed with the Arrangement, Articles of Arrangement must be filed on or before April 28, 2005; and

         (b) to amend or otherwise change, delete or supplement, from time to time, any term or element of the Plan of Arrangement.

         Additionally, notwithstanding the adoption of the Arrangement Resolution by Alcan Shareholders, the Arrangement shall take effect only at such time as determined by further resolution of the Alcan Board, which shall also have the authority to revoke the Arrangement Resolution at any time prior to the issuance of the Certificate of Arrangement without further approval of the Alcan Shareholders. If the Alcan Board decides to proceed with the Arrangement, Articles of Arrangement must be filed on or before April 28, 2005.

4.04     COOPERATION

         Novelis shall cooperate with Alcan in all aspects of the Arrangement and it shall, at Alcan's request, sign all such documents and perform all such other acts as may be necessary or desirable to carry out the Plan of Arrangement and give full effect to the

         Arrangement and Novelis shall cause each other member of Novelis Group to do likewise.

                                   ARTICLE V -
                        DEFERRED SEPARATION TRANSACTIONS

5.01     DEFERRED TRANSFER ASSETS

         (a) If the transfer to, or retention by, Novelis Group (or the relevant member thereof) of any Asset (a "DEFERRED SEPARATED ASSET") that would otherwise constitute a Separated Asset or the transfer to, or retention by, Alcan Group (or the relevant member thereof) of any Asset (a "DEFERRED EXCLUDED ASSET", and together with a Deferred Separated Asset, a "DEFERRED TRANSFER ASSET") that would otherwise constitute an Excluded Asset cannot be accomplished without giving rise to a violation of Applicable Law, or without obtaining a Third-Party Consent or a Governmental Authorization (collectively, a "TRANSFER IMPEDIMENT") and any such Third-Party Consent or Governmental Authorization has not been obtained prior to the Effective Time, then such Asset shall be dealt with in the manner described in this Section 5.01.

         (b) Pending removal of such Transfer Impediment, the Person holding the Deferred Transfer Asset (the "RETAINING PERSON") shall hold such Deferred Transfer Asset for the use and benefit, insofar as reasonably possible, of the Party to whom the transfer of such Asset could not be made at the Effective Time (the "DEFERRED BENEFICIARY"). The Retaining Person shall use commercially reasonable efforts to preserve such Asset and its right, title and interest therein and take all such other action as may reasonably be requested by the Deferred Beneficiary (in each case, at such Deferred Beneficiary's expense) in order to place such Deferred Beneficiary, insofar as reasonably possible, in the same position as it would be in if such Asset had been transferred to it or retained by it with effect as of the Effective Time and so that, subject to the standard of care set forth above, all the benefits and burdens relating to such Deferred Transfer Asset, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Asset, are to inure from and after the Effective Time to such Deferred Beneficiary and the members of the Group to which it belongs. The provisions set forth in this Section 5.01(b) contain all the obligations of the Retaining Person vis-a-vis the Deferred Beneficiary with respect to the Deferred Transfer Asset and the Retaining Person shall not be bound vis-a-vis the Deferred Beneficiary by the obligations imposed by the Civil Code of Quebec on an administrator charged with the full administration of the property of others or by any analogous provision of any other Applicable Law.

         (c) The Parties shall continue on and after the Effective Time to use commercially reasonable efforts to remove all Transfer Impediments; provided, however, that neither Party shall be required to make any unreasonable payment or assume any material obligations therefor. As and when any Transfer Impediment is removed, the relevant Deferred Transfer Asset shall forthwith be transferred to its Deferred Beneficiary at no additional cost and in a manner and on terms consistent with the relevant provisions of this Agreement and the Ancillary Agreements, including without limitation Section 2.08(b) hereof, and any such transfer shall take effect as of the date of its actual transfer.

         (d) Notwithstanding the foregoing or any provision of Applicable Law, a Retaining Person shall not be obligated, in connection with the foregoing, to expend any money in respect of a Deferred Transfer Asset unless the necessary funds are advanced by the Deferred Beneficiary of such Deferred Transfer Asset, other than reasonable attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Deferred Beneficiary of such Deferred Transfer Asset.

5.02     UNRELEASED LIABILITIES

         If at any time on or after the Effective Time, any member of Alcan Group shall remain obligated to any Third Party in respect of any Assumed Liability or any member of Novelis Group shall remain obligated to any Third Party in respect of any Retained Liability, the following provisions shall apply. The liabilities referred to in this Section
         5.02 are hereinafter referred to as the "UNRELEASED LIABILITIES" and the Person remaining obligated for such liability in a manner contrary to what is intended under this Agreement is hereinafter referred to as the "UNRELEASED PERSON."

         (a) Each Unreleased Person shall remain obligated to Third Parties for such Unreleased Liability as provided in the relevant Contract, Applicable Law or other source for such Unreleased Liability and shall pay and perform such Liability as and when required, in accordance with its terms.

         (b) Alcan shall indemnify, defend and hold harmless each Novelis Indemnified Party that is an Unreleased Person against any Liabilities arising in respect of each Unreleased Liability of such Person; and Novelis shall indemnify, defend and hold harmless each Alcan Indemnified Party that is an Unreleased Person against any Liabilities arising in respect of each Unreleased Liability of such Person. Alcan and Novelis shall take, and shall cause the members of their respective Groups to take, such other actions as may be reasonably requested by the other in accordance with the provisions of this Agreement in order to place Alcan and Novelis, insofar as reasonably possible, in the same position as they would be in if such Unreleased Liability had been fully contributed, assigned, transferred, conveyed, and delivered to, and accepted and assumed or retained, as applicable, by the other Party (or any relevant member of the Group to which it belongs) with effect as of the Effective Time and so that all the benefits and burdens relating to such Unreleased Liability, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Unreleased Liability, are to inure from and after the Effective Time to the member or members of the Alcan Group or the Novelis Group, as the case may be.

         (c) The Parties shall continue on and after the Effective Time to use commercially reasonable efforts to cause each Unreleased Person to be released from each of its Unreleased Liabilities.

         (d) If, as and when it becomes possible to delegate, novate or extinguish any Unreleased Liability in favor of an Unreleased Person, the Parties shall promptly sign all such documents and perform all such other acts, and shall cause each member of their respective Groups, as applicable, to sign all such documents and perform all such other acts, as may be necessary or desirable to give effect to such delegation, novation, extinction or other release without payment of any further consideration by the Unreleased Person.

5.03     CONSIDERATION

         For the avoidance of doubt, the transfer or assumption of any Assets or Liabilities under this Article V shall be effected without any additional consideration by either Party hereunder.

                                  ARTICLE VI -
                         REPRESENTATIONS AND WARRANTIES

6.01     MUTUAL REPRESENTATIONS AND WARRANTIES

         Each Party represents and warrants to and in favour of the other Party as follows and acknowledges that the other Party is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

         (a) it is duly incorporated, amalgamated or continued and is validly existing under the CBCA and has the corporate power and authority to own its Assets and to conduct its businesses and to perform its obligations hereunder;

         (b) the execution and delivery of this Agreement, of the Ancillary Agreements and of the Reorganization Documents by it and the completion by it of the transactions contemplated herein, in the Ancillary Agreements, in the Reorganization Documents, in the Plan of Arrangement and in the Tax Rulings do not and will not result in the breach of, or violate any term or provision of, its articles or by-laws;

         (c) neither it nor, in the case of Novelis, any of its Group members is subject to any outstanding injunction, judgment or order, of any Governmental Authority which would prevent or materially delay the transactions contemplated by this Agreement, the Ancillary Agreements, the Reorganization Documents, the Plan of Arrangement or the Tax Rulings; there are no civil, criminal or administrative claims, actions, suits, demands, proceedings, hearings or investigations pending or, to the Party's knowledge, threatened, at law, in equity or otherwise, in, before, or by, any Governmental Authority which (if successful) would prevent or materially delay the consummation of the transactions contemplated by this

                  Agreement, the Ancillary Agreements, the Reorganization Documents, the Plan of Arrangement or the Tax Rulings;

         (d) the facts and other information which appear in the Rulings Applications relevant to it are accurate in all material respects and there has been no omission to state a material fact or to provide other material information relating to it that would be relevant to the granting of the Tax Rulings;

         (e) no dissolution, winding up, bankruptcy, liquidation or similar proceeding has been commenced, or is pending or proposed, in respect of it, except as contemplated by the Plan of Arrangement; and

         (f) the execution and delivery of this Agreement, of the Ancillary Agreements and of the Reorganization Documents and the completion of the transactions contemplated herein, in the Ancillary Agreements and in the Reorganization Documents, have been duly approved by its board of directors, and this Agreement, the Ancillary Agreements and the Reorganization Documents constitute legal, valid and binding obligations of such Party enforceable against it in accordance with its terms, subject to legislation relating to bankruptcy, insolvency, reorganization and other similar legislation of general application and other laws affecting the enforcement of creditors' rights generally, to general principles of equity and limitations upon the enforcement of indemnification for fines or penalties imposed by law and to the discretionary power of the courts as regards specific performance or injunctive relief.

6.02     REPRESENTATIONS AND WARRANTIES OF ALCAN

         Alcan represents and warrants to and in favour of Novelis as follows, and acknowledges that Novelis is relying upon such representations and warranties in connection with the matters contemplated by this
         Agreement:

         (a) the authorized capital of Alcan consists of an unlimited number of Alcan Common Shares and an unlimited number of preference shares issuable in series of which two series have been authorized. As of o, 2004, the issued and outstanding share capital without nominal or par value of Alcan consisted of o Alcan Common Shares, 5,700,000 Alcan Series C Preference Shares and 3,000,000 Alcan Series E Preference Shares;

         (b) no Person holds any securities convertible into Alcan Common Shares or any other shares of Alcan or has any agreement, warrant, option or any other right capable of becoming an agreement, warrant or option for the purchase or other acquisition of any unissued shares of Alcan, other than options granted under the Alcan executive share option plan;

         (c) to the best of Alcan's knowledge, there is no "specified shareholder" of Alcan (as such term is defined for the purposes of paragraph 55(3.1)(b) of the Tax Act); and

         (d) the Alcan Proxy Circular, does not, as of its date, contain any untrue statement of a material fact, omit to state any fact that, if publicly disclosed, could reasonably be expected to have a material impact on the decision of an Alcan Shareholder to vote in favour of the Plan of Arrangement, or omit to state any material fact necessary in order to make the statements therein not misleading; provided, however, that Alcan makes no representations or warranties as to any statements of material fact concerning Novelis and the Separated Businesses (excluding, for greater certainty, facts relating to Alcan and the Remaining Alcan Businesses) that are made in the Alcan Proxy Circular.

6.03     REPRESENTATIONS AND WARRANTIES OF NOVELIS

         Novelis represents and warrants to and in favour of Alcan as follows, and acknowledges that Alcan is relying upon such representations and warranties in connection with the matters contemplated by this
         Agreement:

         (a) the authorized capital of Novelis consists of an unlimited number of Novelis Common Shares, an unlimited number of Novelis Special Shares, an unlimited number of first preferred shares and an unlimited number of second preferred shares none of which is currently issued and outstanding;

         (b) no Person holds any securities convertible into Novelis Common Shares or any other shares of Novelis or has any agreement, warrant, option or any other right capable of becoming an agreement, warrant or option for the purchase or other acquisition of any unissued shares of Novelis except as contemplated by this Agreement or the Tax Rulings; and

         (c) the Prospectus will not, as of the date the Registration Statement is declared effective, contain any untrue statement of a material fact, omit to state any fact that, if publicly disclosed, could reasonably be expected to have a material impact on the market price or value of the Novelis Common Shares, or omit to state any material fact necessary in order to make the statements therein not misleading; provided, however, that Novelis makes no representations or warranties as to any statements or omissions made in respect of Alcan (excluding the Separated Businesses, the Separated Assets and the Assumed Liabilities) and the Remaining Alcan Businesses.


                                  ARTICLE VII -
                                    COVENANTS

7.01     GENERAL COVENANTS

         Each Party covenants with and in favour of the other Party that it shall, subject, in the case of Alcan, to Sections 3.08 and 4.03:

         (a) do and perform all such acts and things, and execute and deliver all such agreements, assurances, notices and other documents and instruments as may reasonably be required of it to facilitate the carrying out of the intent and purpose of this Agreement;

         (b) cooperate with and assist the other Party, both before and after the Effective Date, in dealing with transitional matters relating to or arising from the Reorganization, this Agreement, the Ancillary Agreements or the Arrangement;

         (c) cooperate prior to the Effective Date in applying for such amendments to the Tax Rulings, amending the Rulings Applications and making such amendments to this Agreement as may be necessary to obtain the Tax Rulings or to implement the Plan of Arrangement in the manner contemplated in the Tax Rulings or as may be desired by Alcan to enable it to carry out transactions deemed advantageous by it for the purposes of the Separation;

         (d) cooperate in preparing, and assisting Novelis in filing with the SEC, the Registration Statement and filing with the securities regulatory authorities in each of the provinces and territories of Canada the Prospectus, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by Applicable Law. Novelis shall use commercially reasonable efforts to cause the Registration Statement and the Prospectus to become effective under the Exchange Act and the applicable securities laws as soon as practicable but in any event prior to the Effective Time and will file any amendments to the Registration Statement as may be required by the SEC or such amendments to the Prospectus as may be required by the securities regulatory authorities in each of the provinces and territories of Canada; and

         (e) cooperate in preparing and filing all documentation (i) to effect all necessary applications, notices, petitions, filings and other documents; and (ii) to obtain as promptly as reasonably practicable all Consents and Governmental Authorizations necessary or advisable to be obtained from any Third Party and/or any Governmental Authority in order to consummate the transactions contemplated by this Agreement (including all approvals required under applicable antitrust laws).

7.02     COVENANTS OF NOVELIS

         In addition to the covenants of Novelis provided for elsewhere in this Agreement, Novelis covenants and agrees with and in favour of Alcan that it shall:

         (a) use commercially reasonable efforts and do all things reasonably required of it to cause the Reorganization to be completed;

         (b) use commercially reasonable efforts and do all things reasonably required of it to cause the Arrangement to become effective on January 1, 2005 or such other date as Alcan may determine;

         (c) not perform any act or enter into any transaction that could interfere or be inconsistent with the completion of the Arrangement or the grant of the Tax

                  Rulings or their effective application to the Arrangement except as provided in Section 7.02(d), and cause any other member of Novelis Group to do likewise;

         (d) perform the obligations required to be performed by it under the Plan of Arrangement and do all such other acts and things as may be necessary or desirable and are within its power and control in order to carry out and give effect to the Arrangement and any transactions necessary for the effectiveness of the Tax Rulings, including co-operating with Alcan to obtain: (i) the Interim Order and the Final Order;
                  (ii) the approval for the listing of the Novelis Common Shares on the New York Stock Exchange and the Toronto Stock Exchange; and (iii) such other consents, rulings, orders, approvals and assurances as its counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in Section 8.01; and (iv) satisfaction of the other conditions referred to in Section 8.01; and

         (e) perform and, as applicable, cause each member of Novelis Group to perform each of its and their respective obligations under each Ancillary Agreement.

                                 ARTICLE VIII -
                                   CONDITIONS

8.01     ACTIONS PRIOR TO THE COMPLETION OF THE ARRANGEMENT

         (a) In addition to, and without in any way limiting, Alcan's rights under Sections 3.08 and 4.03, completion of the Arrangement is subject to the fulfillment of each of the following conditions:

                  (i) the Arrangement, either without amendment or with amendments approved by the Alcan Board, shall have been approved at the Alcan Meeting in accordance with the Interim Order;

                  (ii) the Final Order shall have been obtained in form and substance satisfactory to Alcan;

                  (iii) the Registration Statement shall have been filed with and declared effective by the SEC and the Prospectus shall have been filed with, and shall have received the appropriate approval by, the securities regulatory authorities in each of the provinces and territories of Canada and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the SEC and the actions and filings with regard to securities laws described in Sections 7.01(d) and 7.02(d) shall have been taken and, where applicable, have become effective or been accepted;

                  (iv) the Novelis Common Shares to be distributed pursuant to the Arrangement shall have been accepted for listing on the Toronto Stock Exchange and the New York Stock Exchange, Inc. subject to compliance with normal listing requirements;

                  (v) the Toronto Stock Exchange, the New York Stock Exchange, Inc., and the London, Swiss and Euronext Paris stock exchanges shall have confirmed that the redesignated New Alcan Common Shares will continue trading as the Alcan Common Shares following the Effective Date;

                  (vi) no Order or other legal restraint or prohibition preventing the consummation of the Reorganization, the Arrangement or any of the transactions contemplated by this Agreement or any Ancillary Agreement shall be threatened, pending or in effect;

                  (vii) the Tax Rulings, in form and substance satisfactory to Alcan, shall have been received and remain in full force and effect;

                  (viii) all of the transactions referred to in such Tax Rulings as occurring on or prior to the Effective Time shall have occurred, and all conditions or terms of such Tax Rulings shall have been satisfied;

                  (ix) any Consents and Governmental Authorizations necessary to complete the Arrangement shall have been obtained and be in full force and effect;

                  (x) the Alcan Board shall have approved the Arrangement and shall not have abandoned, deferred or modified the Arrangement at any time prior to the Effective Date;

                  (xi) the Reorganization Transactions shall have been completed in a manner satisfactory to Alcan;

                  (xii) each of the Ancillary Agreements shall have been duly executed and delivered by the parties thereto and shall be in effect;

                  (xiii) the Alcan Board shall have received written opinions acceptable to the Alcan Board from Morgan Stanley & Co. Incorporated and from Lazard Canada Corporation that the Distribution is fair, from a financial point of view, to the Alcan Shareholders, which opinions shall not have been withdrawn or modified;

                  (xiv) this Agreement will not have been terminated as provided herein; and

                  (xv) the Alcan Board shall have received such other opinions or reports as the Alcan Board may reasonably request in form and substance reasonably satisfactory to the Alcan Board as to accounting, tax and legal matters from PricewaterhouseCoopers LLP, Ernst & Young LLP, Sullivan & Cromwell LLP and Ogilvy Renault.

         (b) The foregoing conditions are for the sole benefit of Alcan and shall not give rise to or create any duty on the part of Alcan or the Alcan Board to waive or not to waive such conditions or in any way limit Alcan's right to terminate this Agreement as set forth in Article XV or alter the consequences of any such termination from those specified in such Article XV. Any determination made by Alcan prior to the Arrangement concerning the satisfaction or waiver of any or all of the conditions set forth in this Section 8.01 shall be final and conclusive.

                                  ARTICLE IX -
                        MUTUAL RELEASES; INDEMNIFICATION

9.01     RELEASE OF PRE-SEPARATION CLAIMS

         (a) Except as provided in Section 9.01(c), effective as of the Effective Time, Novelis does hereby, on behalf of itself and each other member of Novelis Group, their respective Affiliates (other than any member of Alcan Group), successors and assigns, and all Persons who at any time prior to the Effective Time have been stockholders (other than any member of Alcan Group), directors, officers, agents or employees of any member of Novelis Group (in each case, in their respective capacities as such) (the "NOVELIS RELEASORS"), unequivocally, unconditionally and irrevocably release and discharge each of Alcan, the other members of Alcan Group, their respective Affiliates (other than any member of Novelis Group), successors and assigns, and all Persons who at any time prior to the Effective Time have been stockholders, directors, officers, agents or employees of any member of Alcan Group (in each case, in their respective capacities as such), and their respective heirs, executors, trustees, administrators, successors and assigns (the "ALCAN PARTIES"), from any and all Actions, causes of action, choses in action, cases, claims, suits, debts, dues, damages, judgments and liabilities, of any nature whatsoever, in law, at equity or otherwise, whether direct, derivative or otherwise, which have been asserted against an Alcan Party or which, whether currently known or unknown, suspected or unsuspected, fixed or contingent, and whether or not concealed or hidden, the Novelis Releasors ever could have asserted or ever could assert, in any capacity, whether as partner, employer, agent or otherwise, either for itself or as an assignee, heir, executor, trustee, administrator, successor or otherwise for or on behalf of any other Person, against the Alcan Parties, relating to any claims or transactions or occurrences whatsoever, up to but excluding the Effective Time, including in connection with the transactions and all activities to implement the Separation (the "NOVELIS CLAIMS"); and the Novelis Releasors hereby unequivocally, unconditionally and irrevocably agree not to initiate proceedings with respect to, or institute, assert or threaten to assert, any Novelis Claim.

         (b) Except as provided in Section 9.01(c), effective as of the Effective Time, Alcan does hereby, on behalf of itself and each other member of Alcan Group, their respective Affiliates (other than any member of Novelis Group), successors and assigns, and all Persons who at any time prior to the Effective Time have been stockholders, directors, officers, agents or employees of any member of Alcan Group (in each case, in their respective capacities as such) (the "ALCAN RELEASORS"), unequivocally, unconditionally and irrevocably release and discharge each of Novelis, the other members of Novelis Group, their respective Affiliates (other than any member of Alcan Group), successors and assigns, and all Persons who at any time prior to the Effective Time have been stockholders (other than any member of Alcan Group), directors, officers, agents or employees of any member of Novelis Group (in each case, in their respective capacities as such), and their respective heirs, executors, trustees, administrators, successors and assigns (the "NOVELIS PARTIES"), from any and all Actions, causes of action, choses in action, cases, claims, suits, debts, dues, damages, judgments and liabilities, of any nature whatsoever, in law, at equity or otherwise, whether direct, derivative or otherwise, which have been asserted against a Novelis Party or which, whether currently known or unknown, suspected or unsuspected, fixed or contingent, and whether or not concealed or hidden, the Alcan Releasors ever could have asserted or ever could assert, in any capacity, whether as partner, employer, agent or otherwise, either for itself or as an assignee, heir, executor, trustee, administrator, successor or otherwise for or on behalf of any other Person, against the Novelis Parties, relating to any claims or transactions or occurrences whatsoever, up to but excluding the Effective Time including in connection with the transactions and all activities to implement the Separation (the "ALCAN CLAIMS"); and the Alcan Releasors hereby unequivocally, unconditionally and irrevocably agree not to initiate proceedings with respect to, or institute, assert or threaten to assert, any Alcan Claim.

         (c) Nothing contained in Section 9.01(a) or 9.01(b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreement, arrangement, commitment or understanding that is specified in Section 3.05(b) or in the applicable Schedules thereto, nor shall anything contained in those sections be interpreted as terminating as of the Effective Time any rights under any such agreements, contracts, commitments or understandings. For purposes of clarification, nothing contained in Section 9.01(a) or 9.01(b) shall release any Person from:

                  (i) any Liability provided in or resulting from this Agreement or any of the Ancillary Agreements;

                  (ii) any Liability provided in or resulting from any agreement among any members of Alcan Group or Novelis Group that is specified in Section 3.05(b) or in the applicable Schedules thereto as not terminating as of the Effective Time (including for greater certainty, any Liability resulting or flowing from any breaches of such agreements that arose prior to the Effective
                           Time), or any other Liability specified in such
                           Section 3.05 as not to terminate as of the Effective Time;

                  (iii) (a) with respect to Novelis, any Assumed Liability and (b) with respect to Alcan, any Retained Liability;

                  (iv) any Liability that the Parties may have with respect to indemnification or contribution pursuant to
                           Article V or this Article IX of this Agreement for Third-Party Claims;

                  (v)      any Liability for unpaid Intercompany Accounts; or

                  (vi) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 9.01.

                  In addition, nothing contained in Section 9.01(a) shall release Alcan from honoring its existing obligations to indemnify any director, officer or employee of Novelis who was a director, officer or employee of Alcan or any other member of Alcan Group on or prior to the Effective Time, to the extent that such director, officer or employee becomes a named defendant in any litigation involving Alcan or any other member of Alcan Group and was entitled to such indemnification pursuant to then existing obligations.

         (d) Novelis shall not make, and shall not permit any other member of Novelis Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Alcan or any other member of Alcan Group or any other Person released pursuant to Section 9.01(a), with respect to any Liabilities released pursuant to Section 9.01(a). Alcan shall not make, and shall not permit any other member of Alcan Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Novelis or any other member of Novelis Group or any other Person released pursuant to Section 9.01(b), with respect to any Liabilities released pursuant to
                  Section 9.01(b).

         (e) It is the intent of Alcan and Novelis by virtue of the provisions of this Section 9.01 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed before the Effective Time, between or among Novelis or any other member of Novelis Group, on the one hand, and Alcan or any other member of Alcan Group, on the other hand (including any contractual agreements or arrangements existing or alleged to have existed between or among any such members before the Effective Time), except as expressly set forth in Section 9.01(c). At any time, at the request of any other Party, each Party shall, and shall cause each member of its Group to, promptly execute and deliver releases giving full effect to the provisions hereof.

9.02     INDEMNIFICATION BY NOVELIS

         Except as provided in Section 9.04 and subject to Section 16.01, Novelis shall, and shall cause the other members of Novelis Group to, solidarily indemnify, defend and hold harmless Alcan, each other member of Alcan Group and each of their respective directors, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (collectively, the "ALCAN INDEMNIFIED PARTIES"), from and against any and all Liabilities of the Alcan Indemnified Parties relating to, arising out of or resulting from any of the following items (without duplication):

         (a) any Separated Business, any Separated Entity, any Separated Asset, any Assumed Liability or, subject to Section 5.01, any Deferred Separated Asset; and

         (b) any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant, undertaking or obligation of, this Agreement or any of the Ancillary Agreements, by Novelis or any other member of Novelis Group.

9.03     INDEMNIFICATION BY ALCAN

         Except as provided in Section 9.04 and subject to Section 16.01, Alcan shall indemnify, defend and hold harmless Novelis, each other member of Novelis Group and each of their respective directors, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (collectively, the "NOVELIS INDEMNIFIED PARTIES"), from and against any and all Liabilities of the Novelis Indemnified Parties relating to, arising out of or resulting from any of the following items (without duplication):

         (a)      any Remaining Alcan Business or any Retained Liability; and

         (b) any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant, undertaking or obligation of, this Agreement or any of the Ancillary Agreements, by Alcan or any other member of Alcan Group.

9.04     METHOD OF ASSERTING CLAIMS ETC.

         (a) All claims for indemnification relating to a Third Party Claim by any indemnified party (an "INDEMNIFIED PARTY") hereunder shall be asserted and resolved as set forth in this Section 9.04.

         (b) In the event that any written claim or demand for which an indemnifying party (an "INDEMNIFYING PARTY") may have liability to any Indemnified Party hereunder, is asserted against or sought to be collected from any Indemnified Party by a Third Party (a "THIRD PARTY CLAIM"), such Indemnified Party shall promptly, but in no event more than ten (10) days following such Indemnified Party's receipt of a Third Party Claim, notify the Indemnifying Party in writing of such Third Party Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Third Party Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a "CLAIM NOTICE"); provided, however, that the failure to timely give a Claim Notice shall affect the rights of an Indemnified

                  Party hereunder only to the extent that such failure has a material prejudicial effect on the defenses or other rights available to the Indemnifying Party with respect to such Third Party Claim. The Indemnifying Party shall have thirty (30) days (or such lesser number of days set forth in the Claim Notice as may be required by court proceeding in the event of a litigated matter) after receipt of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party that it desires to defend the Indemnified Party against such Third Party Claim.

         (c) In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense, with counsel reasonably satisfactory to the Indemnified Party at its expense. Once the Indemnifying Party has duly assumed the defense of a Third Party Claim, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing. The Indemnified Party shall participate in any such defense at its expense unless (i) the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) the Indemnified Party assumes the defense of a Third Party Claim after the Indemnifying Party has failed to diligently pursue a Third Party Claim it has assumed, as provided in the first sentence of this Section 9.04(c). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any Third Party Claim on a basis that would result in (i) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any of its Affiliates, (ii) a finding or admission of a violation of Applicable Law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates or (iii) a finding or admission that would have an adverse effect on other claims made or threatened against the Indemnified Party or any of its Affiliates.

         (d) If the Indemnifying Party (i) elects not to defend the Indemnified Party against a Third Party Claim, whether by not giving the Indemnified Party timely notice of its desire to so defend or otherwise or (ii) after assuming the defense of a Third Party Claim, fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten (10) days after receiving written notice from the Indemnified Party to the effect that the Indemnifying Party has so failed, the Indemnified Party shall have the right but not the obligation to assume its own defense; it being understood that the Indemnified Party's right to indemnification for a Third Party Claim shall not be adversely affected by assuming the defense of such Third Party Claim. The Indemnified Party shall not settle a Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

         (e) The Indemnified Party and the Indemnifying Party shall cooperate in order to ensure the proper and adequate defense of a Third Party Claim, including by providing access to each other's relevant business records and other documents, and employees; it being understood that the reasonable costs and expenses of the Indemnified Party relating thereto shall be Liabilities.

         (f) The Indemnified Party and the Indemnifying Party shall use commercially reasonable efforts to avoid production of confidential information (consistent with Applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

9.05     ADJUSTMENTS TO LIABILITIES

         (a) If an Indemnified Party receives any payment from an Indemnifying Party in respect of any Liabilities and the Indemnified Party could have recovered all or a part of such Liabilities from a Third Party (a "POTENTIAL CONTRIBUTOR") based on the underlying claim or demand asserted against such Indemnifying Party, such Indemnified Party shall, to the extent permitted by Applicable Law, assign such of its rights to proceed against the Potential Contributor as are necessary to permit such Indemnifying Party to recover from the Potential Contributor the amount of such payment.

         (b) If notwithstanding Section 9.05(a) an Indemnified Party receives an amount from a Third Party in respect of a Liability that is the subject of indemnification hereunder after all or a portion of such Liability has been paid by an Indemnifying Party pursuant to this Article IX, the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (i) the amount paid by the Indemnifying Party in respect of such Liability, plus the amount received from the Third Party in respect thereof, less
                  (ii) the full amount of the Liability.

         (c) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other Third Party shall be entitled to a "wind-fall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

9.06     PAYMENTS

         The Indemnifying Party shall pay all amounts payable pursuant to this
         Article IX by wire transfer of immediately available funds, promptly following receipt from an Indemnified Party of a bill, together with all accompanying reasonably detailed back-up documentation, for a Liability that is the subject of indemnification hereunder, unless the Indemnifying Party in good faith disputes the Liability, in which event it shall so notify the Indemnified Party. In any event, the Indemnifying Party shall pay to the Indemnified

         Party, by wire transfer of immediately available funds, the amount of any Liability for which it is liable hereunder no later than three (3) days following any final determination of such Liability and the Indemnifying Party's liability therefor. A "final determination" shall exist when (i) the parties to the dispute have reached an agreement in writing, (ii) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment, or (iii) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto.

9.07     CONTRIBUTION

         If the indemnification provided for in this Article IX shall, for any reason, be unavailable or insufficient to hold harmless the Indemnified Party hereunder in respect of any Liability, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Liability, in such proportion as shall be sufficient to place the Indemnified Party in the same position as if such Indemnified Party were indemnified hereunder, the Parties intending that their respective contributions hereunder be as close as possible to the indemnification under Sections 9.02 and 9.03. If the contribution provided for in the previous sentence shall, for any reason, be unavailable or insufficient to put the Indemnified Party in the same position as if it were indemnified under Section 9.02 or 9.03, as the case may be, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liability, in such proportion as shall be appropriate to reflect the relative benefits received by and the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand with respect to the matter giving rise to the Liability.

9.08     LITIGATION

         (a) Litigation Transferred to Novelis. Notwithstanding anything to the contrary in this Article IX, at the Effective Time, responsibility for management of the litigation identified on
                  SCHEDULE 9.08(A), which Schedule may be updated by Alcan on or prior to the Effective Time, shall be transferred from Alcan (or any other member of Alcan Group) to Novelis. As of the Effective Time and thereafter, Novelis shall manage the defense of each such litigation, or prosecute same as applicable, and shall cause the applicable other members of Novelis Group to do the same. Alcan and the other members of Alcan Group must first obtain the prior consent of Novelis or the relevant member of Novelis Group for any action taken subsequent to the Effective Time in connection with the litigation identified on SCHEDULE 9.08(A), which consent shall not be unreasonably withheld or delayed. All other matters relating to such litigation, including but not limited to indemnification for such claims, shall be governed by the provisions of Sections 9.01 through 9.07, 9.09 and 9.10.

         (b) Litigation to be Defended by Alcan at Novelis's Expense. Notwithstanding any contrary provisions in this Article IX, Alcan shall defend, and shall cause the relevant other members of Alcan Group to defend, or prosecute same as applicable, the litigation identified on SCHEDULE 9.08(B), which Schedule may be updated by Alcan on or prior to the Effective Time, at the cost and expense of Novelis. Novelis shall be responsible for promptly reimbursing, or causing its Group members to promptly reimburse, to Alcan, or upon the request of Alcan (or any other member of Alcan Group) promptly advancing to Alcan (or any other member of Alcan Group), any of its costs, including attorneys' fees, incurred in defending such litigation. All other matters relating to such litigation, including but not limited to indemnification for such claims, shall be governed by the provisions of Sections 9.01 through 9.07, 9.09 and 9.10.

         (c) Cooperation. Alcan and Novelis shall cooperate, and shall cause the other members of their respective Groups to cooperate, with each other in the defense of any litigation covered under this Section 9.08 and afford to each other reasonable access upon reasonable advance notice to witnesses and information that is reasonably required to defend or prosecute such litigation as set forth in this Article IX. The foregoing agreement to cooperate includes, but is not limited to, an obligation to provide access to qualified assistance, information, witnesses and documents to respond to discovery requests in specific lawsuits. In such cases, cooperation shall be timely so that the Party responding to discovery may meet any court-imposed deadlines. In connection with any matter contemplated by this Section 9.08, the Parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

         (d) No Assignment. Nothing in this Section 9.08 shall be considered or interpreted as an assignment by Alcan or any other member of Alcan Group of any rights of action in contravention of Article II hereof.

9.09     REMEDIES CUMULATIVE

         The remedies provided in this Article IX shall be cumulative and, subject to the provisions of Article XII, shall not preclude assertion by any Indemnified Party of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

9.10     SURVIVAL OF INDEMNITIES

         The rights and obligations of each of Alcan and Novelis and their respective Indemnified Parties under this Article IX shall survive the distribution, sale or other transfer by any Party of any Assets or the delegation or assignment by it of any Liabilities.

                                   ARTICLE X -
                                    INSURANCE

10.01    INSURANCE MATTERS

         (a) Novelis does hereby, for itself and each other member of Novelis Group, agree that no member of Alcan Group or any Alcan Indemnified Party shall have any liability whatsoever as a result of the insurance policies and practices of Alcan and its Affiliates as in effect at any time prior to the Effective Time, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

         (b) Alcan agrees to cause the interest and rights of Novelis and the other members of Novelis Group as of the Effective Time as insureds or beneficiaries or in any other capacity under occurrence-based insurance policies and programs (and under claims-made policies and programs to the extent a claim has been submitted prior to the Effective Time) of Alcan or any other member of Alcan Group in respect of periods prior to the Effective Time to survive the Effective Time for the period for which such interests and rights would have survived without regard to the transactions contemplated hereby to the extent permitted by such policies, and Alcan shall continue to administer such policies and programs on behalf of Novelis and the other members of Novelis Group, subject to Novelis reimbursement to Alcan and the other relevant members of Alcan Group for the actual out-of-pocket costs of such ongoing administration and the internal costs (based on the proportion of the amount of time actually spent on such matter to such employee's normal working time) of any employee or agent of Alcan of any other relevant member of Alcan Group who will be required to spend at least ten percent of their normal working time over any ten (10) Business Days working with respect to any such matter. Any proceeds received by Alcan of any other member of Alcan Group after the Effective Time under such policies and programs in respect of Novelis and the other members of Novelis Group shall be for the benefit of Novelis and the other members of Novelis Group. Notwithstanding the foregoing, such insurance proceeds payable in respect of Novelis and the other members of Novelis Group for periods prior to the Effective Time shall be for the benefit of Alcan and its Affiliates (excluding, for greater certainty, Novelis and the other members of Novelis Group) to the extent such proceeds relate to expenditures that have been made prior to the Effective Time.

         (c) This Agreement is not intended as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of Alcan Group in respect of any insurance policy or any other contract or policy of insurance.

         (d) Nothing in this Agreement shall be deemed to restrict any member of Novelis Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

                                  ARTICLE XI -
                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

11.01    AGREEMENT FOR EXCHANGE OF INFORMATION; ARCHIVES

         Without limiting any rights or obligations under any Ancillary Agreement between the Parties and/or any other member of their respective Groups relating to confidentiality, each of Alcan and Novelis agrees to provide, and to cause its Representatives, its Group members and its respective Group members' Representatives to provide, to the other Group and any member thereof (a "REQUESTING PARTY"), at any time before, on or after the Effective Date, subject to the provisions of Section 11.04 and as soon as reasonably practicable after written request therefor, any Information within the possession or under the control of such Party or one of such Persons which the Requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the Requesting Party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the Requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation of the Requesting Party or similar requirements, in each case other than claims or allegations that one Party to this Agreement or any of its Group members has or brings against the other Party or any of its Group members, or (iii) subject to the foregoing clause (ii) above, to comply with its obligations under this Agreement or any Ancillary Agreement; provided, however, that in the event that any Party determines that any such provision of Information could be commercially detrimental, violate any Applicable Law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. More particularly, and without limitation to the generality of the foregoing sentence, the Parties agree that the provisions of the Tax Sharing and Disaffiliation Agreement shall govern with respect to the sharing of Information relating to Tax and to the extent governed thereby, the provisions of this Article XI shall not apply.

         After the Effective Time, Novelis and the other members of Novelis Group shall have access during regular business hours (as in effect from time to time), and upon reasonable advance notice, to the documents and objects of historic significance that relate to the Separated Businesses, the Separated Assets or the Separated Entities and that are located in archives retained or maintained by Alcan or any other member of Alcan Group. Novelis and the other members of Novelis Group may obtain copies (but not originals) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that Novelis shall cause any such objects to be returned promptly, at Novelis's expense, in the same condition in which they were delivered to Novelis or any other member of Novelis Group and Novelis and the other members of Novelis Group shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to Alcan or such other member of Alcan Group. In any event, the foregoing shall not be deemed to restrict the access of Alcan or any other member of Alcan Group to any such documents or objects. Nothing herein shall be deemed to impose any

         Liability on Alcan or any other member of Alcan Group if documents or objects referred to in this Section 11.01 are not maintained or preserved by Alcan or any other member of Alcan Group.

         Alternatively, Alcan, acting reasonably, may request from Novelis and any other member of Novelis Group that they provide it, with reasonable advance notice, with a list of the requested Information that relates to the Separated Businesses, the Separated Assets or the Separated Entities and Alcan shall use, and shall cause the other members of Alcan Group who are in possession of the Information requested to use, commercially reasonable efforts to locate all requested Information that is owned or possessed by Alcan or any of its Group members or Representatives. Alcan will make available all such Information for inspection by Novelis or any other relevant member of Novelis Group during normal business hours at the place of business reasonably designated by Alcan. Subject to such confidentiality or security obligations as Alcan or the other relevant members of its Group may reasonably deem necessary, Novelis and the other relevant members of Novelis Group may have all requested Information duplicated. Alternatively, Alcan or the other relevant members of Alcan Group may choose to deliver to Novelis, at Novelis's expense, all requested Information in the form reasonably requested by Novelis or any other member of Novelis Group. At Alcan's request, Novelis shall cause such Information when no longer needed to be returned to Alcan at Novelis's expense.

11.02    OWNERSHIP OF INFORMATION

         Any Information owned by a Party or any of its Group members and that is provided to a requesting party pursuant to Section 11.01 shall be deemed to remain the property of the providing party. Unless specifically set forth herein or in any Ancillary Agreement, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

11.03    COMPENSATION FOR PROVIDING INFORMATION

         The Party requesting Information agrees to reimburse the other Party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the Requesting Party. Except as may be otherwise specifically provided elsewhere in this Agreement, in the Ancillary Agreements, or in any other agreement between the Parties, such costs shall be computed in accordance with the providing Party's standard methodology and procedures.

11.04    RECORD RETENTION

         To facilitate the possible exchange of Information pursuant to this
         Article XI and other provisions of this Agreement after the Effective Time, the Parties agree to use commercially reasonable efforts to retain, and to cause the members of their respective Group to retain, all Information in their respective possession or control on the Effective Date in accordance with the policies of Alcan Group as in effect on the Effective Date or such other policies as may be reasonably adopted by the appropriate Party after the Effective Date.

         No Party will destroy, or permit any member of its Group to destroy, any Information which the other Party or any member of its Group may have the right to obtain pursuant to this Agreement prior to the fifth
         (5th) anniversary of the Effective Date without first using commercially reasonable efforts to notify the other Party of the proposed destruction and giving the other Party the opportunity to take possession of such Information prior to such destruction.

11.05    OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION

         The rights and obligations granted or created under this Article XI are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of Information set forth in any Ancillary Agreement.

11.06    PRODUCTION OF WITNESSES; RECORDS; COOPERATION

         (a) After the Effective Time, but only with respect to a Third-Party Claim, each Party hereto shall use commercially reasonable efforts to, and shall cause the other relevant members of its Group to use commercially reasonable efforts to, make available to the other Party or any member of the Group to which belongs the other Party, upon written request, its then former and current Representatives (and the former and current Representatives of its respective Group members) as witnesses and any books, records or other documents within its control (or that of its respective Group members) or which it (or its respective Group members) otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such Representatives) or books, records or other documents may reasonably be required in connection with any Action in which the Requesting Party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The Requesting Party shall bear all costs and expenses in connection therewith.

         (b) If a Party, being entitled to do so under this Agreement, chooses to defend or to seek to settle or compromise any Third-Party Claim, the other Party shall use commercially reasonable efforts to make available to such Party, upon written request, its then former and current Representatives and those of its respective Group members as witnesses and any books, records or other documents within its control (or that of its respective Group members) or which it (or its respective Group members) otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such Representatives) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, as the case may be.

         (c) Without limiting the foregoing, the Parties shall cooperate and consult, and shall cause their respective Group members to cooperate and consult, to the extent reasonably necessary with respect to any Actions (except in the case of an Action by one Party against the other).

         (d) The obligation of the Parties to provide witnesses pursuant to this Section 11.06 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other employees without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 11.06(a)).

         (e) In connection with any matter contemplated by this Section 11.06, the Parties will enter into, and shall cause all other relevant members of their respective Groups to enter into, a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work-product privileges of any member of any Group.

11.07    CONFIDENTIALITY

         (a) Subject to Section 11.08, each of Alcan and Novelis shall hold, and shall cause its respective Group members and its respective Affiliates (whether now an Affiliate or hereafter becoming an Affiliate) and its Representatives to hold, in strict confidence, with at least the same degree of care that applies to Alcan's confidential and proprietary Information pursuant to policies in effect as of the Effective Date, all confidential and proprietary Information concerning the other Group (or any member thereof) that is either in its possession (including Information in its possession prior to the date hereof) or furnished by the other Group (or any member thereof) or by any of its Affiliates (whether now an Affiliate or hereafter becoming an Affiliate) or their respective Representatives at any time pursuant to this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby (any such Information referred to herein as "CONFIDENTIAL INFORMATION"), and shall not use, and shall cause its respective Group members, Affiliates and Representatives not to use, any such Confidential Information other than for such purposes as shall be expressly permitted hereunder or thereunder. Notwithstanding the foregoing, Confidential Information shall not include Information that is or was (i) in the public domain other than by the breach of this Agreement or by breach of any other agreement relating to confidentiality between or among the Parties and/or their respective Group members, their respective Affiliates or Representatives, (ii) lawfully acquired by such Party (or any member of the Group to which such Party belongs or any of such Party's Affiliates) from a Third Party not bound by a confidentiality obligation, or (iii) independently generated or developed by Persons who do not have access to, or descriptions of, any such confidential or proprietary Information of the other Party (or any member of the Group to which such Party belongs).

         (b) Each Party shall maintain, and shall cause its respective Group members to maintain, policies and procedures, and develop such further policies and procedures as will from time to time become necessary or appropriate, to ensure compliance with this Section 11.07(a).

         (c) Each Party agrees not to release or disclose, or permit to be released or disclosed, any Confidential Information to any other Person, except its Representatives who need to know such Confidential Information (who shall be advised of their obligations hereunder with respect to such Confidential Information), except in compliance with Section 11.08. Without limiting the foregoing, when any Information furnished by the other Party after the Effective Time pursuant to this Agreement or any Ancillary Agreement is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each Party will promptly, after request of the other Party and at the election of the Party receiving such request, return to the other Party all such Information in a printed or otherwise tangible form (including all copies thereof and all notes, extracts or summaries based thereon) and destroy all Information in an electronic or otherwise intangible form and certify to the other Party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon). Notwithstanding the foregoing, the Parties agree that to the extent some Information to be destroyed or returned is retained as data or records for the purpose of business continuity planning or is otherwise not accessible in the Ordinary Course of Business, such data or records shall be destroyed in the Ordinary Course of Business in accordance, if applicable, with the business continuity plan of the applicable Party.

11.08    PROTECTIVE ARRANGEMENTS

         In the event that any Party or any member of its Group or any Affiliate of such Party or any of their respective Representatives either determines on the advice of its counsel that it is required to disclose any Confidential Information (the "DISCLOSING PARTY") pursuant to Applicable Law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Confidential Information of the other Party (or any member of the Group to which such Party belongs), the Disclosing Party shall, to the extent permitted by Applicable Law, promptly notify the other Party prior to the Disclosing Party disclosing or providing such Confidential Information and shall use commercially reasonable efforts to cooperate with the Requesting Party so that the Requesting Party may seek any reasonable protective arrangements or other appropriate remedy and/or waive compliance with this Section 11.08. All expenses reasonably incurred by the Disclosing Party in seeking a protective order or other remedy will be borne by the Requesting Party. Subject to the foregoing, the Disclosing Party may thereafter disclose or provide such Confidential Information to the extent (but only to the extent) required by such Applicable Law (as so advised by legal counsel) or by lawful process or by such Governmental Authority and shall promptly provide the Requesting Party with a copy of the Confidential Information so disclosed, in the same form and format as disclosed, together with a list of all Persons to whom such Confidential Information was disclosed.

11.09    DISCLOSURE OF THIRD PARTY INFORMATION

         Novelis acknowledges that it and the other members of Novelis Group may have in its or their possession confidential or proprietary Information of Third Parties that was received under confidentiality or non-disclosure agreements with such Third Party while part of Alcan Group. Novelis will hold, and will cause the other members of its Group and its and their respective Representatives to hold, in strict confidence the confidential and proprietary Information of Third Parties to which Novelis or any other member of Novelis Group has access, in accordance with the terms of any agreements entered into prior to the Effective Time between one or more members of Alcan Group (whether acting through, on behalf of, or in connection with, the Separated Businesses) and such Third Parties.

                                  ARTICLE XII -
                               DISPUTE RESOLUTION

12.01    Disputes

         The provisions of this Article XII shall govern all disputes, controversies or claims (whether arising in contract, delict, tort or otherwise) between the Parties that may arise out of, or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the commercial or economic relationship of the Parties relating hereto or thereto (a "DISPUTE").

12.02    Negotiation

         The Parties hereby undertake to attempt in good faith to resolve any Dispute by way of negotiation between senior executives who have authority to settle such Dispute. In furtherance of the foregoing, any Party may initiate the negotiation by way of a notice (an "ESCALATION NOTICE") demanding an in-person meeting involving representatives of the Parties at a senior level of management of the Parties (or if the Parties agree, of the appropriate strategic business unit or division within such Party). A copy of any Escalation Notice shall be given to the Chief Legal Officer of each Party (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such negotiation may be established by the Parties from time to time; provided, however, that the negotiation shall be completed within thirty (30) days of the date of the Escalation Notice or within such longer period as the Parties may agree in writing prior to the expiration of the initial thirty-day period.

12.03    Mediation

         (a) If the Dispute has not been resolved by negotiation as provided in Section 12.02 within thirty (30) days of the date of the Escalation Notice or such extended period as may be agreed by the Parties, or should the Parties fail to meet within the said thirty-day period, the Parties shall endeavour to settle the Dispute by mediation. The Party wishing to refer a Dispute to mediation shall give written notice to the other (the "MEDIATION NOTICE") describing the Dispute, requiring that the Dispute be submitted to mediation and proposing the name of a suitable person to be appointed mediator.

         (b) If the other Party rejects the proposed mediator and the Parties are unable to agree on a mediator within fifteen (15) days of the Mediation Notice, then either Party may request the CPR Institute for Dispute Resolution to appoint a mediator from the CPR Panel of Distinguished Neutrals.

         (c) The mediator shall be entitled to make recommendations to the Parties which, unless the Parties agree otherwise, shall not be binding upon them.

         (d) The mediation shall continue until the earliest to occur of the following: (i) the Parties reach agreement as to the resolution of the Dispute, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) sixty (60) days have elapsed since the appointment of the mediator.

         (e) Each Party shall bear its own costs in connection with the mediation; the fees and disbursements of the mediator shall be borne equally by the Parties.

         (f) If the Parties accept any recommendation made by the mediator or otherwise reach agreement as to the resolution of the Dispute, such agreement shall be recorded in writing and signed by the Parties, whereupon it shall become binding upon the Parties and have, as between them, the authority of a final judgment or arbitral award (res judicata).

         (g) The mediation shall be confidential and neither the Parties (including their auditors and insurers) nor their counsel and any Person necessary to the conduct of the mediation nor the mediator or any other neutral involved in the mediation shall disclose the existence, content (including submissions and any evidence or documents presented or exchanged), or outcome of any mediation hereunder without the prior written consent of the Parties, except as may be required by Applicable Law or the applicable rules of a stock exchange.

         (h) In the event that a Dispute is referred to arbitration in accordance with Section 12.04 below, the mediator or any other neutral involved in the mediation shall not take part in the arbitration, whether as a witness or otherwise, and any recommendation made by him in connection with the mediation shall not be relied upon by either Party without the consent of the other Party and of the mediator or neutral, and neither Party shall make use nor rely upon information supplied, positions adopted, or arguments raised, by the other Party in the mediation.

         (i) Subject to the right of the Parties to seek provisional or interim relief from a court of competent jurisdiction, as provided below in Section 12.04(e), neither Party shall be entitled to refer a Dispute to arbitration unless the dispute has first been the subject of an Escalation Notice and been referred to mediation in accordance with Sections 12.02, 12.03 and 12.04.

12.04    Arbitration

         (a) Any Dispute which has not been resolved by negotiation or mediation as provided herein, shall be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration then in force.

         (b) The arbitral tribunal shall consist of three arbitrators. The place of arbitration shall be Montreal, Canada. The language of the arbitration shall be English.

         (c) The costs of the arbitration shall be fixed by the arbitral tribunal and shall be borne by the unsuccessful Party, unless the arbitral tribunal, in its discretion, determines a different apportionment, taking all relevant circumstances into account. The costs of arbitration include: (i) the fees and disbursements of the arbitrators, (ii) reasonable travel and other expenses of witnesses; (iii) the reasonable fees and expenses of expert witnesses; and (iv) the costs of legal representation and assistance, to the extent that the arbitral tribunal determines that the amount of such costs is reasonable.

         (d) The arbitral tribunal shall endeavour to issue its award within sixty (60) days of the last hearing of the substantive issues in dispute between the Parties; however, the arbitral tribunal shall not lose jurisdiction if it fails to respect this delay. The arbitral award shall be final and binding.

         (e) For the purposes of any provisional or interim measure in aid of the arbitration proceedings, including for the purpose of enforcing the non-solicitation and non-competition provisions and other covenants of Sections 14.02, 14.03 and 14.04, the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the competent court in the judicial district of Montreal, Canada, and waive any right to invoke, and they hereby agree not to invoke, any claim of forum non conveniens, inconvenient forum, or transfer or change of venue. Without prejudice to such provisional or interim remedies as may be obtained from a competent court, the arbitral tribunal shall have full authority to grant provisional or interim remedies and to award damages for the failure of any Party to respect the arbitral tribunal's orders to that effect.

         (f) Neither the Parties (including their auditors and insurers) nor their counsel and any Person necessary to the conduct of the arbitration nor the arbitrators shall disclose the existence, content (including submissions and any evidence or documents presented or exchanged), or outcome of any arbitration hereunder without the prior written consent of the Parties, except as may be required by Applicable Law or the applicable rules of a stock exchange.

                                 ARTICLE XIII -
                               FURTHER ASSURANCES

13.01    FURTHER ASSURANCES

         (a) Except as provided in Sections 3.08 and 4.03, each Party covenants with and in favour of the other Party as follows:

                  (i) prior to, on and after the Effective Date, each Party hereto shall, and shall cause the other relevant members of its Group to, cooperate with the other Party, and without any further consideration, but at the expense of the requesting Party, to execute, acknowledge and deliver, or use commercially reasonable efforts to cause to be executed and delivered, all instruments, assurances or documents, including instruments of conveyance, assignments and transfers, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Authorizations), and to take all such other actions as such Party may reasonably be requested to take by the other Party hereto (or any member of its Group) from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to give effect to the provisions, obligations and purposes of this Agreement and the Ancillary Agreements and the transfers of the Separated Businesses and of the Separated Assets and the assignment and assumption of the Assumed Liabilities and the other transactions contemplated hereby and thereby;

                  (ii) To the extent that Alcan or Novelis discovers at any time during the two (2) years following the Effective Time any Asset with respect to which there is clear and convincing evidence that such Asset was intended to be transferred to Novelis or any other member of Novelis Group pursuant to this Agreement was not so transferred at the Effective Time, Alcan shall, or shall cause the other relevant members of its Group to promptly, assign and transfer to Novelis or any other member of Novelis Group reasonably designated by Novelis such Asset and all right, title and interest therein in a manner and on the terms consistent with the relevant provisions of this Agreement, including, without limitation, Section 2.08(b). Similarly, to the extent that Alcan or Novelis discovers at any time during the two (2) years following the Effective Time any Asset with respect to which there is clear and convincing evidence that such Asset was intended to be retained by Alcan or any other member of Alcan Group was not so retained at the Effective Time, Novelis shall, or shall cause the other relevant members of its Group to promptly to, assign and transfer to Alcan or any other member of Alcan Group reasonably designated by Alcan such Asset and all right, title and interest therein in a manner and on the terms consistent with the relevant provisions of this Agreement, including, without limitation, Section 2.08(b). For the avoidance of doubt, the transfer of any Assets under this paragraph (a) shall be effected without any additional consideration by either Party hereunder (such deferred transfers being referred to as "DEFERRED TRANSACTIONS").

         (b) On or prior to the Effective Date, Alcan and Novelis, in their respective capacities as direct and indirect parent companies of the members of their respective Groups, shall each approve or ratify any actions of the members of their respective Groups as may be necessary or desirable to give effect to the transactions contemplated by this Agreement and the Ancillary Agreements.

         (c) Prior to the Effective Date, if a Party identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement or any Ancillary Agreement, the Parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which the other Party can provide such service.

                                  ARTICLE XIV -
                              CERTAIN OTHER MATTERS

14.01 AUDITORS AND AUDITS; ANNUAL AND QUARTERLY FINANCIAL STATEMENTS AND ACCOUNTING

         Each Party agrees that during the one hundred and twenty (120) days following the Effective Time and in any event solely with respect to the preparation and audit of each of Alcan's and Novelis' financial statements for the year ended December 31, 2004, the printing, filing and public dissemination of such financial statements, the audit of Alcan's internal control over financial reporting and management's assessment thereof and management's assessment of Alcan's disclosure controls and procedures, in each case made as of December 31, 2004:

         (a) Date of Auditors' Opinion. Novelis shall use commercially reasonable efforts to enable Novelis's Auditors ("NOVELIS'S AUDITORS") to complete their audit such that they will date their opinion on Novelis's audited annual financial statements on the same date that Alcan's auditors ("ALCAN'S AUDITORS") date their opinion on Alcan's audited annual financial statements, and to enable Alcan to meet its timetable for the printing, filing and public dissemination of Alcan's annual financial statements.

         (b) Annual Financial Statements. Novelis shall provide to Alcan on a timely basis all Information that Alcan reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Alcan's annual financial statements and for management's assessment of the effectiveness of Alcan's disclosure controls and procedures and Alcan's internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K and Alcan's Auditors' audit of Alcan's internal control over financial reporting and management's assessment thereof in accordance with Section 404 of the

                  Sarbanes-Oxley Act of 2002 and the SEC's and Public Company Accounting Oversight Board's rules and auditing standards thereunder (such assessments and audit being referred to as the "2004 INTERNAL CONTROL AUDIT AND MANAGEMENT ASSESSMENTS"). Without limiting the generality of the foregoing, Novelis will provide all required financial and other Information with respect to Novelis and its Subsidiaries to Novelis's Auditors in a sufficient and reasonable time and in sufficient detail to permit Novelis's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Alcan's Auditors with respect to Information to be included or contained in Alcan's annual financial statements and to permit Alcan's Auditors and Alcan's management to complete the 2004 Internal Control Audit and Management Assessments. Similarly, Alcan shall provide to Novelis on a timely basis all Information that Novelis reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Novelis's annual financial statements. Without limiting the generality of the foregoing, Alcan will provide all required financial Information with respect to Alcan and its Subsidiaries to Alcan's Auditors in a sufficient and reasonable time and in sufficient detail to permit Alcan's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Novelis's Auditors with respect to Information to be included or contained in Novelis's annual financial statements.

         (c) Access to Personnel and Books and Records. Novelis shall authorize Novelis's Auditors to make available to Alcan's Auditors both the personnel who performed or are performing the annual audits of Novelis and work papers related to the annual audits of Novelis, in all cases within a reasonable time prior to Novelis's Auditors' opinion date, so that Alcan's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Novelis's Auditors as it relates to Alcan's Auditors' report on Alcan's financial statements, all within sufficient time to enable Alcan to meet its timetable for the printing, filing and public dissemination of Alcan's annual financial statements. Similarly, Alcan shall authorize Alcan's Auditors to make available to Novelis's Auditors both the personnel who performed or are performing the annual audits of Alcan and work papers related to the annual audits of Alcan, in all cases within a reasonable time prior to Alcan's Auditors' opinion date, so that Novelis's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Alcan's Auditors as it relates to Novelis's Auditors' report on Novelis's financial statements, all within sufficient time to enable Novelis to meet its timetable for the printing, filing and public dissemination of Novelis's annual financial statements. Novelis shall make available to Alcan's Auditors and Alcan's management Novelis' personnel and Novelis books and records in a reasonable time prior to Alcan's Auditors' opinion date and Alcan's management's assessment date so that Alcan's Auditors and Alcan's management are able to perform the procedures they consider necessary to conduct the 2004 Internal Control Audit and Management Assessments.

         (d) Reports Generally. Each Novelis Group member that files information with the SEC will deliver to Alcan a substantially final draft, as soon as the same is prepared, of the first report to be filed with the SEC that includes Novelis's audited financial statements for the year ended December 31, 2004 (the "NOVELIS ANNUAL REPORT"); provided, however, that Novelis may continue to revise such Novelis Annual Report prior to the filing thereof in order to make corrections and non-substantive changes which corrections and changes will be delivered to Alcan as soon as practicable; provided, further, that Alcan's and Novelis's personnel will actively consult with each other regarding any changes (whether or not substantive) which Novelis may consider making to the Novelis Annual Report and related disclosures prior to the anticipated filing with the SEC, with particular focus on any changes which would have an effect upon Alcan's financial statements or related disclosures.

         Nothing in this Section 14.01 shall require Novelis to violate any agreement with any Third Party regarding the confidentiality of confidential and proprietary Information relating to that Third Party or its business; provided, however, that in the event that Novelis is required under this Section 14.01 to disclose any such Information, such Party shall use commercially reasonable efforts to seek to obtain such Third Party Consent to the disclosure of such Information.

14.02    NON-SOLICITATION OF EMPLOYEES

         Each Party covenants, agrees and undertakes for itself and each other member of the Group to which such Party belongs, that, except with the written approval of the other Party, no Party nor any member of the Group to which such Party belongs shall, for a period of two (2) years following the Effective Date, (a) directly or indirectly solicit for employment or recruit the employees of the other Party or the employees of any member of the Group to which such other Party belongs, or induce or attempt to induce any employee of the other Party or any employee of any member of the Group to which such other Party belongs, to terminate or cease his or her relationship with such other Party or with such member of the Group to which such other Party belongs, or (b) enter into any employment, consulting, independent contractor or similar arrangement with any employee or former employee of the other Party or employee or former employee of any member of the Group to which such other Party belongs, until one (1) year after the effective date of the termination of such employee's employment with the other Party or with any member of the Group to which such other Party belongs, provided that the foregoing subclause (b) shall not apply to former employees whose employment has been terminated (x) by the employer (with or without cause) or (y) by mutual agreement between the employee and employer. For greater certainty, nothing herein shall prevent Novelis or any other member of Novelis Group from employing employees in accordance with the terms of the Employee Matters Agreement.

         The prohibition on solicitation and inducement set out in the foregoing subclause (a) shall not apply to actions taken by a Party or by any member of the Group to which such Party belongs (i) as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or a general solicitation for employment including through the use of a recruitment agent provided that the name of a specific employee or group of employees is not given to such agency or (ii) as a result of an employee's initiative.

         Each Party understands and agrees that the other Party shall suffer irreparable and substantial harm in the event that such Party breaches any of its obligations under this Section 14.02 and that monetary damages shall be inadequate to compensate for the breach. Accordingly, each Party agrees that, in the event of a breach or threatened breach by such Party of any of the provisions of this Section 14.02, the other Party, in addition to and not in limitation of any other rights, remedies or damages available to the other Party under Applicable Law or in equity, shall be entitled to equitable remedies, including provisional, interlocutory and permanent injunctive relief in order to prevent or to restrain any such breach by such Party or by any or all of such Party's Group members, employees, agents, representatives and any and all Persons directly or indirectly acting for, on behalf of or with such Party.

14.03    NON-COMPETITION

         (a) Novelis covenants, agrees and undertakes, for itself and each other member of Novelis Group (whether now a member of Novelis Group or hereafter becoming a member of Novelis Group), and it shall cause any such member, not to engage, directly or indirectly, in any manner whatsoever, in any of the following businesses or activities, either alone or in concert or in conjunction with any other Person, in any capacity whatsoever, including as a shareholder, partner, provider of funds, advisor of, employer, principal, mandator, agent, mandatary, joint venturer, consultant, supplier or through any form of Business Concern in which it has an economic interest, during the Standstill Period and the Restricted Period:

                  (i)      the Aerospace Products Business; and

                  (ii)     the Plate Business.

         (b) In the event that Novelis refuses, neglects or fails to comply with any of its obligations pursuant to Section 14.03(a) and such default is not remedied within forty-five (45) days following the receipt of a notice signed by Alcan indicating the default complained of (a "NON COMPETE BREACH"), then Alcan may, at its option and without prejudice to any other recourse which may be available to Alcan under Applicable Law or in equity by reason of the occurrence of a Non Compete Breach, terminate any or all of the following, upon notice to Novelis, and the termination shall take effect immediately upon Alcan providing such notice to Novelis:

                  (i)      any or all of the Metal Supply Agreements;

                  (ii) any or all of the intellectual property licenses granted or to be granted to Novelis or any other member of Novelis Group or any Affiliates of Novelis in the Intellectual Property Agreements;

                  (iii) the Transitional Services Agreement with respect to any one or more specific Services (and the corresponding Transition Service Schedules) provided by Alcan or any other member of Alcan Group or all of the Services provided by Alcan or any other member of Alcan Group under the Transitional Services Agreement; and

                  (iv)     any or all of the Technical Services Agreements.

         (c) Novelis understands and agrees that Alcan shall suffer irreparable and substantial harm in the event that Novelis breaches any of its obligations under this Section 14.03 and that monetary damages shall be inadequate to compensate for the breach. Accordingly, Novelis agrees that, in the event of a breach or threatened breach by Novelis of any of the provisions of this Section 14.03, Alcan, in addition to and not in limitation of any other rights, remedies or damages available to Alcan under Applicable Law or in equity, shall be entitled to equitable remedies, including provisional, interlocutory and permanent injunctive relief in order to prevent or to restrain any such breach by Novelis, or by any or all of Novelis' Group members, partners, co-venturers, employees, agents, representatives and any and all Persons directly or indirectly acting for, on behalf of or with Novelis.

         (d) Novelis has carefully considered the nature and extent of the restrictive covenants set forth in this Section 14.03 and agrees that the same are reasonable, including with respect to duration and scope of activity, in light of the circumstances as they exist on the date upon which this Agreement is executed, including, but not limited to, Alcan's and Novelis's material economic interest in the transactions contemplated in this Agreement, and that the restrictive covenants set forth in this Section 14.03 are necessary to protect Alcan's legitimate interests. Novelis acknowledges (i) that Alcan would not have proceeded with the Arrangement had Novelis not agreed to the restrictive covenants set forth in this Section 14.03, and (ii) that Alcan would be irreparably damaged if Novelis were to breach the restrictive covenants set forth in this Section 14.03.

         (e) In the event that a court of competent jurisdiction should conclude that any of the covenants in Section 14.03(a) are too long in duration or too broad in scope, the Parties hereto agree that said court may reduce its duration and/or scope to the maximum duration and/or scope it deems reasonable to protect the interests of Alcan instead of invalidating such covenant and as of such ruling the said covenant shall be deemed to be modified accordingly.

         (f) Without limiting the foregoing, the Parties agree that each of the provisions in this Section 14.03 shall be deemed to be separate and distinct and if, for any reason whatsoever, any of the provisions in this Section 14.03 are held null or unenforceable by the final determination of a court of competent jurisdiction and all appeals therefrom shall have failed or the time for such appeals shall have expired, such provision shall be deemed deleted from this Agreement without affecting the validity or enforceability of such provision in any other jurisdiction or any other provision hereof which shall remain in full force and effect.

14.04    CHANGE OF CONTROL WITH RESPECT TO NOVELIS

         (a) For the purposes of this Section 14.04, the following terms shall have the following meanings:

                  (i) "CHANGE OF CONTROL EVENT" means the acquisition by any Person or group of Persons acting jointly or in concert, other than an Affiliate of such Person (collectively or individually, the "THIRD PARTY ACQUIRER"), by way of acquisition, exchange, lease, merger, amalgamation, consolidation or otherwise, directly or indirectly, of any of the Designated Assets or of (A) with respect to a corporation, a direct or indirect interest in more than 30% of the voting securities (whether outstanding or from treasury and including securities convertible into voting securities) or of direct or indirect rights to acquire more than 30% of any such voting securities of, (B) with respect to a trust, a partnership or any Person other than a partnership, the power to administer and direct the business, management or policies of such trust, partnership or Person, directly or indirectly, in any manner (including through one or more trusts or one or more corporations, partnerships or other Persons Controlled by such Person) or that a Person is entitled, directly or indirectly, to over 30% of the profits or a share of over 30% of the losses of, or
                           (C) all or substantially all the assets of:

                           a.       Novelis,

                           b.       any other member of Novelis Group,

                           c. any Business Concern which then owns, directly or indirectly, the Separated Businesses or a material portion of the Separated Businesses (the "TARGETED ENTITY"),

                           d.       any successor (by way of merger,
                                    amalgamation, consolidation or otherwise) to
                                    Novelis, any other member of Novelis Group, or the Targeted Entity, or

                           e.       any successor (by way of merger,
                                    amalgamation, consolidation or otherwise) to any Person in Control of Novelis, any other member of Novelis Group, or the Targeted Entity.

                  (ii) "CONTROL" means (i) with respect to a corporation at a given date, that a Person beneficially owns (within the meaning of the CBCA), directly or indirectly, in any manner (including through one or more trusts or one or more corporations, partnerships or other Persons Controlled by such Person) other than as a creditor, at least a majority of the securities having by the terms thereof ordinary voting power to elect at least a majority of the board of directors with respect to such corporation, and (ii) with respect to a trust, a partnership or any Person other than a partnership, that a Person is empowered to administer and direct the business, management or policies of such trust, partnership or Person, directly or indirectly, in any manner (including through one or more trusts or one or more corporations, partnerships or other Persons Controlled by such Person) or that a Person is entitled, directly or indirectly, to over thirty percent (30%) of the profits or a share of over thirty (30%) of the losses of such trust, partnership or Person.

         (b) Novelis covenants, agrees and undertakes, for itself and each other member of Novelis Group, and it shall cause any such member, not to create, incur nor undergo a Change of Control Event during the Standstill Period.

         (c) Novelis covenants, agrees and undertakes, for itself and each other member of Novelis Group and for their respective successors by way of acquisition, merger, amalgamation, consolidation or otherwise, that, if a Change of Control Event occurs during the Restricted Period, it shall provide to Alcan, no later than thirty (30) days following the occurrence of the Change of Control Event, (x) a written undertaking of the Third Party Acquirer (including, for greater certainty, the Third Party Acquirer's successors by way of acquisition, merger, amalgamation, consolidation or otherwise) that the Third Party Acquirer shall be bound by the restrictive covenants set forth in Section 14.03 during the Restricted Period or the remainder thereof, to the same extent as if the Third Party Acquirer (including, for greater certainty, the Third Party Acquirer's successors by way of acquisition, merger, amalgamation, consolidation or otherwise) had been a signatory thereto, and (y) the written undertaking of the Third Party Acquirer (1) to cause each of its Affiliates (including Novelis and Novelis's Affiliates) to deliver to Alcan a similar covenant to be bound by the restrictive covenants set forth in Section 14.03 during the Restricted Period or the remainder thereof and (2) to cause each of the Persons who thereafter at any time during the remainder of the Restricted Period becomes an Affiliate of the Third Party Acquirer, to deliver to Alcan within a 30-day period, undertakings similar to the ones set forth in subclauses (x) and (y) as if such Person were the Third Party Acquirer, the whole for the purpose of protecting the rights and interests of Alcan pursuant to this Agreement. The undertaking required by this Section 14.04(c) shall be substantially in the form attached hereto as EXHIBIT R (the "NON COMPETE UNDERTAKING").

         (d) Novelis covenants, agrees and undertakes, that, in the event of the acquisition by any Person or group of Persons acting jointly or in concert, other than an Affiliate of such Person, by way of acquisition, merger, amalgamation, consolidation or otherwise, of Control of any Third Party Acquirer or of all or substantially all of the assets that were acquired in the Change of Control Event or any of the Designated Assets (the "NOVELIS COC ASSETS") during the Restricted Period, it shall cause any such Person or group of Persons to provide to Alcan, no later than thirty (30) days following the acquisition of Control of any such Third Party Acquirer or of substantially all of the Novelis COC Assets (which, for purposes of clarity, includes any of the Designated Assets) by any such Person or Persons, (x) a written undertaking of such Person or Persons that they (and their respective successors, by way of acquisition, merger, amalgamation, consolidation or otherwise) (collectively or individually, "THIRD PARTY ACQUIRER CONTROLLER") shall be bound by the restrictive covenants set forth in Section 14.03 during the Restricted Period or the remainder thereof, to the same extent as if they had been signatories thereto, and (y) the written undertaking of the Third Party Acquirer Controller (1) to cause each of its Affiliates to deliver to Alcan a similar covenant to be bound by the restrictive covenants set forth in
                  Section 14.03 during the Restricted Period or the remainder thereof and (2) to cause each of the Persons who thereafter at any time during the remainder of the Restricted Period becomes an Affiliate of the Third Party Acquirer Controller, to deliver to Alcan within a 30-day period, undertakings similar to the ones set forth in subclauses (x) and (y) as if any such Person were the Third Party Acquirer Controller, the whole for the purpose of protecting the rights and interest of Alcan pursuant to this Agreement. The undertaking required by this
                  Section 14.04(d) shall be substantially in the form attached hereto as EXHIBIT R.

         (e) If a Change of Control Event occurs at any time during the Standstill Period or the Restricted Period and (i) the Third Party Acquirer (or the Third Party Acquirer's successors, as applicable, by way of acquisition, merger, amalgamation, consolidation or otherwise) or any of its Affiliates (whether now an Affiliate or hereafter becoming an Affiliate) fails or refuses, for whatever reason or cause, to execute and deliver to Alcan the Non Compete Undertaking within the 30-day period provided for in Section 14.04(c), or (ii) the Third Party Acquirer (or the Third Party Acquirer's successors, as applicable, by way of acquisition, merger, amalgamation, consolidation or otherwise) executes and delivers to Alcan the Non Compete Undertaking within the said 30-day period but, at any time during the remainder of the Restricted Period, the Third Party Acquirer (or the Third Party Acquirer's successors, as applicable, by way of acquisition, merger, amalgamation, consolidation or otherwise) or any of its Affiliates (whether now an Affiliate or hereafter becoming an Affiliate) (including Novelis and Novelis's Affiliates, whether now an Affiliate or hereafter becoming an Affiliate) refuses, neglects or fails to comply with any of its obligations pursuant to the Non Compete Undertaking, or (iii) the Third Party Acquirer Controller, if any (or its successors, as applicable, by way of acquisition, merger, amalgamation, consolidation or otherwise) or any of its Affiliates (whether now an Affiliate or hereafter becoming an Affiliate) fails or refuses, for whatever reason or cause, to execute and deliver to Alcan the Non Compete Undertaking within the 30-day period provided for in Section 14.04(d), or the Third Party Acquirer Controller (or its successors, as applicable, by way of acquisition, merger, amalgamation, consolidation or otherwise) executes and delivers to Alcan the Non Compete Undertaking within the said 30-day period but, at any time during the remainder of the Restricted Period, the Third Party Acquirer Controller (or the Third Party Acquirer Controller's successors, as applicable, by way of acquisition, merger, amalgamation, consolidation or otherwise) or any of its Affiliates (whether now an Affiliate or hereafter becoming an Affiliate) refuses, neglects or fails to comply with any of its obligations pursuant to the Non Compete Undertaking (each, a "CHANGE OF CONTROL NON COMPETE BREACH"), then Alcan may, at its option and without prejudice to any other recourse which may be available to Alcan under Applicable Law or in equity by reason of the occurrence of the foregoing, terminate any or all of the following, upon notice to Novelis, and the termination shall take effect immediately upon Alcan providing such notice to Novelis:

                  (i)      any or all of the Metal Supply Agreements;

                  (ii) any or all of the intellectual property licenses granted or to be granted to Novelis or any other member of Novelis Group in the Intellectual Property Agreements;

                  (iii) the Transitional Services Agreement with respect to any one or more specific Services (and the corresponding Transition Service Schedules) provided by Alcan or any other member of Alcan Group or all of the Services provided by Alcan or any other member of Alcan Group under the Transitional Services Agreement; and

                  (iv)     any or all of the Technical Services Agreements.

         (f) Novelis understands and agrees that Alcan shall suffer irreparable and substantial harm in the event that Novelis breaches any of its obligations under this Section 14.04 and that monetary damages shall be inadequate to compensate for the breach. Accordingly, Novelis agrees that, in the event of a breach or threatened breach by Novelis of any of the provisions of this Section 14.04, Alcan, in addition to and not in limitation of any other rights, remedies or damages available to Alcan under Applicable Law or in equity, shall be entitled to equitable remedies, including provisional, interlocutory and permanent injunctive relief in order to prevent or to restrain any such breach by Novelis, or by any or all of Novelis' Group members, Affiliates, partners, co-venturers, employees, agents, representatives and any and all Persons directly or indirectly acting for, on behalf of or with Novelis.

         (g) Novelis consents and agrees that any dispute, controversy or claim that may arise out of, or relate to, or arise under or in connection with this Section 14.04 or the Non Compete Undertaking, and involving a Third Party Acquirer, a Third Party Acquirer Controller (including, for greater certainty, the Third Party Acquirer' and the Third Party Acquirer Controller' respective successors by way of acquisition, merger, amalgamation, consolidation or otherwise), or an Affiliate (whether now an Affiliate or hereafter becoming an Affiliate) of the Third Party Acquirer or of the Third Party Acquirer Controller, shall be referred to and finally settled in a single, multi-party arbitration by three (3) arbitrators, as provided in and in accordance with the provision of, the Non Compete Undertaking.

         (h) Novelis has carefully considered the nature and extent of the provisions set forth in this Section 14.04 and agrees that the same are reasonable in light of the circumstances as they exist on the date upon which this Agreement is executed, including, but not limited to, Alcan's and Novelis's material economic interest in the transactions contemplated in this Agreement, and that the provisions set forth in this Section 14.04 are necessary to protect Alcan's legitimate interests. Novelis acknowledges (i) that Alcan would not have proceeded with the Arrangement had Novelis not agreed to the provisions set forth in this Section 14.04, and (ii) that Alcan would be irreparably damaged if Novelis were to breach the provisions set forth in this
                  Section 14.04.

         (i) Each of the provisions in this Section 14.04 shall be deemed to be separate and distinct and if, for any reason whatsoever, any of the provisions in this Section 14.04 are held null or unenforceable by the final determination of a court of competent jurisdiction and all appeals therefrom shall have failed or the time for such appeals shall have expired, such provision shall be deemed deleted from this Agreement without affecting the validity or enforceability of such provision in any other jurisdiction or any other provision hereof which shall remain in full force and effect.

                                  ARTICLE XV -
                                   TERMINATION

15.01    TERMINATION

         This Agreement and all Ancillary Agreements may be terminated and the Arrangement may be amended, supplemented, modified or abandoned at any time prior to the Effective Date by and in the sole and absolute discretion of Alcan without the approval of Novelis or of the Alcan shareholders. In the event of such termination, no Party shall have any liability of any kind to the other Party or any other Person. After the Effective Date, this Agreement may not be terminated except by an agreement in writing signed by the Parties.

                                  ARTICLE XVI -
                                  MISCELLANEOUS

16.01    LIMITATION OF LIABILITY

         In no event shall any member of Alcan Group or Novelis Group be liable to any member of the other Group for any special, consequential, indirect, collateral, incidental or punitive damages or lost profits or failure to realize expected savings or other commercial or economic loss of any kind, however caused and on any theory of liability, (including negligence) arising in any way out of this Agreement, whether or not such Person has been advised of the possibility of any such damages; provided, however, that the foregoing limitations shall not limit either Party's indemnification obligations for Liabilities with respect to Third-Party Claims as set forth in Article IX or either Party's Liabilities for the breach or failure to perform or comply with the covenants set forth in Sections 14.02, 14.03 and 14.04.

16.02    COUNTERPARTS

         This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties thereto and delivered to the other party or parties.

16.03    ENTIRE AGREEMENT

         This Agreement, the Ancillary Agreements, and the Schedules and Exhibits hereto and thereto and the specific agreements contemplated herein or thereby contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, oral or written, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter. No agreements or understandings exist between the Parties other than those set forth or referred to herein or therein.

16.04    CONSTRUCTION

         In this Agreement and each of the Ancillary Agreements, unless a clear contrary intention appears:

         (a)      the singular number includes the plural number and vice versa;

         (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement or the relevant Ancillary Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

         (c)      reference to any gender includes each other gender;

         (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended, modified, supplemented or restated, and in effect from time to time in accordance with the terms thereof subject to compliance with the requirements set forth herein or in the relevant Ancillary Agreement;

         (e) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

         (f) "herein", "hereby", "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement or to the relevant Ancillary Agreement as a whole and not to any particular Article, Section or other provision hereof or thereof;

         (g) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

         (h) the Table of Contents and headings are for convenience of reference only and shall not affect the construction or interpretation hereof or thereof;

         (i) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

         (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

16.05    SIGNATURES

         Each Party acknowledges that it and the other Party (and the other members of their respective Groups) may execute certain of the Ancillary Agreements by facsimile, stamp or mechanical signature. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name (or that of the applicable member of its Group) as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of the other Party at any time it will as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

16.06    ASSIGNABILITY

         Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the Parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that except as specifically provided in any Ancillary Agreement, no Party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

16.07    THIRD PARTY BENEFICIARIES

         Except for the indemnification rights under this Agreement of any Alcan Indemnified Party or any Novelis Indemnified Party in their respective capacities as such and for the release under Section 9.01 of any Person provided therein and except as specifically provided in any Ancillary Agreement, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties hereto and thereto and their respective successors and permitted assigns and are not intended to confer upon any Person, except the parties hereto and thereto and their respective successors and permitted assigns, any rights or remedies hereunder and (b) there are no third-party beneficiaries of this Agreement or any Ancillary Agreement; and neither this Agreement nor any Ancillary Agreement shall provide any Third Party with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

16.08    PAYMENT TERMS

         (a) Any amount to be paid or reimbursed by one Party to the other under this Agreement shall be paid or reimbursed hereunder within thirty (30) days after presentation of an invoice or a written demand therefor and setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.

         (b) Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within thirty (30) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to the Prime Rate plus 2%, calculated for the actual number of days elapsed, accrued from and excluding the date on which such payment was due up to and including the date of the actual receipt of payment.

         For the purpose of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid hereunder is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

16.09    GOVERNING LAW

         This Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein, irrespective of conflict of laws principles under Quebec law, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

16.10    NOTICES

         All notices or other communications under this Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be in writing and shall be deemed to be duly given when delivered in person or successfully transmitted by facsimile, addressed as follows:

         IF TO ALCAN, TO:

         Alcan Inc.
         1188 Sherbrooke Street West
         Montreal, Quebec

         H3A 3G2
         Fax: 514-848-8115

         Attention:        Chief Legal Officer

         IF TO NOVELIS, TO:

         Novelis Inc.
         Suite 3800
         Royal Bank Plaza, South Tower
         P.O. Box 84
         200 Bay Street
         Toronto, Ontario  M5J 2Z4
         Fax: 416-216-3930

         Attention:  Chief Executive Officer

         Any Party may, by notice to the other Party as set forth herein, change the address or fax number to which such notices are to be given.

16.11    SEVERABILITY

         If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party hereto or thereto. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

16.12    PUBLICITY

         Prior to the Effective Date, Alcan shall be responsible for issuing any press releases or otherwise making public statements with respect to the Reorganization, the Arrangement or any of the other transactions contemplated hereby and Novelis shall not make such statements without the prior written consent of Alcan. Prior to the Effective Date, Alcan and Novelis shall each consult with the other prior to making any filings with any Governmental Authority with respect thereto.

16.13    SURVIVAL OF COVENANTS

         Except as expressly set forth in this Agreement or any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any representations, warranties or obligations contained herein or therein, shall survive the Reorganization and the Arrangement and shall remain in full force and effect.

16.14    WAIVERS OF DEFAULT

         Waiver by any Party of any default by the other Party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16.15    AMENDMENTS

         No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

16.16    CONTROLLING DOCUMENTS

         To the extent that the provisions of the Alumina Supply Agreement, Employee Matters Agreement, FoilStock Supply Agreement, Foil Supply Agreements, Foil Supply and Distribution Agreement, Intellectual Property Agreements, Metal Supply Agreements, Neuhausen Agreements, Ohle Agreement, Sierre Agreements, Tax Sharing and Disaffiliation Agreement, Technical Services Agreements or Transitional Services Agreement conflict with the provisions of this Agreement, the provisions of such other agreement shall govern.

16.17    LANGUAGE

         The Parties confirm that it is their wish that this Agreement as well as all other documents, including communications relating hereto, have been and shall be drawn up in the English language only. Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents, y compris tout avis, s'y rattachant, soient rediges en anglais seulement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the Parties have caused this Separation Agreement to be executed by their duly authorized representatives.

                                      ALCAN INC.

                                      By:      ______________________________
                                               Name:
                                               Title:

                                      By:      ______________________________
                                               Name:
                                               Title:

                                      NOVELIS INC.

                                      By:      ______________________________
                                               Name:
                                               Title:

                                      By:      ______________________________
                                               Name:
                                               Title:

                                LIST OF SCHEDULES

Schedule 1.01 -                     Definitions
Schedule 1.01 - "PA"                Plan of Arrangement
Schedule 1.01 - "SB"                Separated Businesses
Schedule 1.01 - "NBS"               Novelis Balance Sheet
Schedule 1.01 - "SE"                Separated Entities
Schedule 2.04(a)                    Separated Assets
Schedule 2.06(a)                    Excluded Assets
Schedule 2.07(a)                    Assumed Liabilities
Schedule 2.07(b)                    Liabilities of Separated Entities
Schedule 2.07(c)                    Retained Liabilities
Schedule 2.07(g)                    Reorganization Documents
Schedule 3.01                       Reorganization Transactions
Schedule 3.05(b)                    Agreements Not Terminated
Schedule 3.06(q)                    Ancillary Agreements
Schedule 3.10                       Intercompany Accounts
Schedule 4.02                       Actions to be taken prior to Effective Time
Schedule 9.08(a)                    Litigation Transferred to Novelis
Schedule 9.08(b)                    Litigation to be Defended by Alcan at Novelis's Expense

                           SCHEDULE 1.01 - DEFINITIONS

         "2004 INTERNAL CONTROL AUDIT AND MANAGEMENT ASSESSMENTS" has the meaning set forth in Section 14.01(b).

         "ACCOUNTS RECEIVABLE" means in respect of any Person, (a) all trade accounts and notes receivable and other rights to payment from customers and all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or otherwise disposed of or services rendered to customers, (b) all other accounts and notes receivable and all security for such accounts or notes, and (c) any claim, remedy or other right relating to any of the foregoing.

         "ACTION" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by any Person or any Governmental Authority or before any Governmental Authority or any arbitration or mediation tribunal.

         "AEROSPACE INDUSTRY" means the production of aircraft, spacecraft and satellites and similar craft for manned or unmanned flight.

         "AEROSPACE PRODUCTS" means any product destined or intended for use in, or principally related to, the Aerospace Industry.

         "AEROSPACE PRODUCTS BUSINESS" means any business engaged, in whole or in part, in the manufacturing, production, marketing or sale of one or more Aerospace Products.

         "AFFILIATE" of any Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person as of the date on which or at any time during the period for when such determination is being made. For purposes of this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "AGREEMENT" means this Separation Agreement, including all of the Schedules and Exhibits hereto.

         "ALCAN" means Alcan Inc., a corporation organized under the CBCA.

         "ALCAN BOARD" means the board of directors of Alcan.

         "ALCAN BUSINESSES" means the Separated Businesses and the Remaining Alcan Businesses.

         "ALCAN CLAIMS" has the meaning set forth in Section 9.01(b).

         "ALCAN CLASS A COMMON SHARES" or "NEW ALCAN COMMON SHARES" means the class A common shares of Alcan which Alcan will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to Alcan Common Shareholders in exchange, in part, for Alcan Common Shares, and to be redesignated as Alcan common shares once the current Alcan Common Shares have been deleted from the share capital of Alcan;

         "ALCAN COMMON SHAREHOLDERS" means the holders of Alcan Common Shares.

         "ALCAN COMMON SHARES" means the voting common shares of Alcan.

         "ALCAN GROUP" means Alcan and its Subsidiaries, whether held directly or indirectly; for greater certainty, (i) prior to the Effective Time, "Alcan Group" includes Arcustarget Group, (ii) on and after the Effective Time, "Alcan Group" excludes Arcustarget Group, and (iii) in all circumstances "Alcan Group" excludes Novelis.

         "ALCAN INDEMNIFIED PARTIES" has the meaning set forth in Section 9.02.

         "ALCAN MEETING" means the special meeting of Alcan Shareholders to be held on December 22, 2004 to consider the Plan of Arrangement, and any adjournment or postponement thereof.

         "ALCAN PARTIES" has the meaning set forth in Section 9.01(a).

         "ALCAN PREFERENCE SHAREHOLDERS" means the holders of Alcan Preference Shares.

         "ALCAN PREFERENCE SHARES" means the Alcan Series C Preference Shares and the Alcan Series E Preference Shares of Alcan.

         "ALCAN PROXY CIRCULAR" means the management proxy circular of Alcan to be sent to Alcan Shareholders in connection with the Alcan Meeting.

         "ALCAN RELEASORS" has the meaning set forth in Section 9.01(b).

         "ALCAN'S AUDITORS" has the meaning set forth in Section 14.01(a).

         "ALCAN SHAREHOLDERS" means, collectively, the Alcan Common Shareholders and the Alcan Preference Shareholders.

         "ALCAN SPECIAL SHARES" means the non-voting, redeemable, retractable, special shares of Alcan which Alcan will be authorized to issue upon the Arrangement becoming effective and which are to be issued pursuant to the Arrangement to Alcan Common Shareholders in exchange, in part, for Alcan Common Shares.

         "ALUMINA SUPPLY AGREEMENT" means, individually or collectively, the Alumina Supply Agreements substantially in the forms attached as EXHIBIT A.

         "ANCILLARY AGREEMENTS" has the meaning set forth in Section 3.06.

         "APPLICABLE LAW" means any applicable law, statute, rule or regulation of any Governmental Authority or any outstanding order, judgment, injunction, ruling or decree by any Governmental Authority.

         "APPURTENANCES" means, in respect of any Land, all privileges, rights, easements, servitudes, hereditaments and appurtenances and similar interests belonging to or for the benefit of such Land, including all easements and servitudes appurtenant to and for the benefit of any Land (a "Dominant Parcel") for, and as the primary means of, access between, the Dominant Parcel and a public way, or for any other use upon which lawful use of the Dominant Parcel for the purposes for which it is presently being used is dependent, and all rights existing in and to any streets, alleys, passages and other rights-of-way included therein or adjacent thereto.

         "ARCUSTARGET" means Arcustarget Inc., a wholly-owned subsidiary of Alcan incorporated under the CBCA and designated by Alcan to own the Separated Businesses on the Effective [DATE] prior to its amalgamation to Novelis pursuant to the Plan of Arrangement.

         "ARCUSTARGET COMMON SHARES" means the voting common shares of Arcustarget to be transferred by Alcan to Novelis in exchange for Novelis Special Shares pursuant to the Plan of Arrangement.

         "ARCUSTARGET GROUP" means Arcustarget and its Subsidiaries, whether held directly or indirectly.

         "ARRANGEMENT" means the proposed arrangement under the provisions of section 192 of the CBCA on, and subject to, the terms and conditions set forth in the Plan of Arrangement.

         "ARRANGEMENT RESOLUTION" means the plan of arrangement resolution, the text of which is set out as a schedule to the Alcan Proxy Circular.

         "ASSET-RELATED CLAIMS" means, in respect of any Asset, all claims of the owner against Third Parties relating to such Asset, whether choate or inchoate, known or unknown, absolute or contingent, disclosed or non-disclosed.

         "ASSETS" means assets, properties and rights (including goodwill), wherever located (including in the possession of owners or Third Parties or elsewhere), whether real, personal or mixed, tangible or intangible, movable or immovable, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of a Person, including the following:

         (a) Real Property;
         (b) Tangible Personal Property;
         (c) Inventories;
         (d) Accounts Receivable;
         (e) Contractual Assets;
         (f) Governmental Authorizations;
         (g) Business Records;
         (h) Intangible Property Rights;
         (i) Insurance Benefits;
         (j) Asset-Related Claims; and
         (k) Deposit Rights.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.07.

         "BUSINESS CONCERN" means any corporation, company, limited liability company, partnership, joint venture, trust, unincorporated association or any other form of association.

         "BUSINESS DAY" means any day excluding (i) Saturday, Sunday and any other day which, in the City of Montreal (Canada) or in the City of New York (United States) is a legal holiday or (ii) a day on which banks are authorized by Applicable Law to close in the City of Montreal (Canada) or in the City of New York (United States).

         "BUSINESS RECORDS" means, in respect of any Person, all data and Records relating to such Person, including client and customer lists and Records, referral sources, research and development reports and Records, cost information, sales and pricing data, customer prospect lists, customer and vendor data, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, personnel Records (subject to Applicable Law), creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and records.

         "BY-LAWS" means the By-laws of Novelis, substantially in the form attached hereto as EXHIBIT B.

         "CBCA" means the Canada Business Corporations Act.

         "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of Novelis in the form attached hereto as EXHIBIT C.

         "CHANGE OF CONTROL EVENT" has the meaning set forth in Section
         14.04(a).

         "CHANGE OF CONTROL NON COMPETE BREACH" has the meaning set forth in
         Section 14.04(e).

         "CLAIM NOTICE" has the meaning set forth in Section 9.04(b).

         "CONFIDENTIAL INFORMATION" has the meaning set forth in Section
         11.07(a).

         "CONSENT" means any approval, consent, ratification, waiver or other authorization.

         "CONTRACT" means any contract, agreement, lease, purchase and/or commitment, license, consensual obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding on any Person or any part of its property under Applicable Law, including all claims or rights against any Person, choses in action and similar rights, whether accrued or contingent with respect to any such contract, agreement, lease, purchase and/or commitment, license, consensual obligation, promise or undertaking, but excluding this Agreement and any Ancillary Agreement save as otherwise expressly provided in this Agreement or in any Ancillary Agreement.

         "CONTRACTUAL ASSET" means, in respect of any Person, any Contract of, or relating to, such Person, any outstanding offer or solicitation made by, or to, such Person to enter into any Contract, and any promise or undertaking made by any other Person to such Person, whether or not legally binding.

         "CONTROL" has the meaning set forth in Section 14.04(a).

         "COURT" means the Quebec Superior Court.

         "CRA" means the Canada Revenue Agency.

         "DEFERRED BENEFICIARY" has the meaning set forth in Section 5.01(b).

         "DEFERRED EXCLUDED ASSET" has the meaning set forth in Section 5.01(a).

         "DEFERRED SEPARATED ASSET" has the meaning set forth in Section
         5.01(a).

         "DEFERRED TRANSACTIONS" has the meaning set forth in Section 13.01(a).

         "DEFERRED TRANSFER ASSET" has the meaning set forth in Section 5.01(a).

         "DEPOSIT RIGHTS" means rights relating to deposits and prepaid expenses, claims for refunds and rights of set-off in respect thereof.

         "DESIGNATED ASSETS" means any of Novelis' rolling facilities at Oswego, New York, Logan, Kentucky, Norf, Germany, Ulsan, Korea, Yeongju, Korea or Pindamonhangaba, Brazil.

         "DISCLOSING PARTY" has the meaning set forth in Section 11.08.

         "DISPUTE" has the meaning set forth in Section 12.01.

         "DISTRIBUTION" means the pro rate distribution of New Alcan Common Shares and Novelis Common Shares to Alcan Common Shareholders, as contemplated in the Plan of Arrangement. "EFFECTIVE DATE" means the effective date of the Arrangement, being the date shown on the certificate of arrangement issued by the director under the CBCA giving effect to the Arrangement, which date the Parties currently expect to be January 1, 2005.

         "EFFECTIVE TIME" means 12:01 a.m. Montreal time on the Effective Date.

         "EHS LIABILITIES" means any Liability arising from or under any Environmental Law or Occupational Health and Safety Law.

         "EMPLOYEE MATTERS AGREEMENT" means the Employee Matters Agreement substantially in the form attached hereto as EXHIBIT D.

         "ENCUMBRANCE" means, with respect to any asset, mortgages, liens, hypothecs, pledges, charges, security interests or encumbrances of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law.

         "ENERGY AGREEMENT" means the Energy Agreement substantially in the form attached hereto as EXHIBIT E.

         "ENVIRONMENTAL LAW" means any Applicable Law from any Governmental Authority (A) relating to the protection of the environment (including air, water, soil and natural resources) or (B) the use, storage, handling, release or disposal of Hazardous Substances.

         "ESCALATION NOTICE" has the meaning set forth in Section 12.02.

         "EXCHANGE ACT" means the United States Securities Exchange Act of 1934.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.06(a).

         "FINAL ORDER" means the final order of the Court made in connection with the approval of the Arrangement and the fairness of the terms and conditions thereof.

         "FOILSTOCK SUPPLY AGREEMENT" means, individually or collectively, the Foilstock Supply Agreements substantially in the forms attached as EXHIBIT F.

         "FOIL SUPPLY AGREEMENT" means, individually or collectively, the Foil Supply Agreements substantially in the forms attached as EXHIBIT G.

         "FOIL SUPPLY AND DISTRIBUTION AGREEMENT" means the Foil Supply and Distribution Agreement substantially in the form attached as EXHIBIT H.

         "GOVERNMENTAL AUTHORITY" means any court, arbitration panel, governmental or regulatory authority, agency, stock exchange, commission or body.

         "GOVERNMENTAL AUTHORIZATION" means any Consent, license, certificate, franchise, registration or permit issued, granted, given or otherwise made available by, or under the authority of, any Governmental Authority or pursuant to any Applicable Law.

         "GROUND LEASE" means any long-term lease (including any emphyteotic lease) of Land in which most of the rights and benefits comprising ownership of the Land and the Improvements thereon or to be constructed thereon, if any, and the Appurtenances thereto for the benefit thereof, are transferred to the tenant for the term thereof.

         "GROUND LEASE PROPERTY" means, in respect of any Person, any Land, Improvement or Appurtenance of such Person that is subject to a Ground Lease.

         "GROUP" means Alcan Group or Novelis Group, as the context requires.

         "HAZARDOUS SUBSTANCE" means any substance to the extent presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and any derivative or by-products thereof.

         "IMPROVEMENTS" means, in respect of any Land, all buildings, structures, plants, fixtures and improvements located on such Land, including those under construction.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 9.04(a).

         "INDEMNIFYING PARTY" has the meaning set forth in Section 9.04(b).

         "INFORMATION" means any information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, test procedures, research, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, manufacturing techniques, manufacturing variables, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, products, product plans, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer information, customer services, supplier information, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

         "INSURANCE BENEFITS" means, in respect of any Asset or Liability, all insurance benefits, including rights to Insurance Proceeds, arising from or relating to such Asset or Liability.

         "INSURANCE PROCEEDS" means those monies (in each case net of any costs or expenses incurred in the collection thereof and net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments)):

         (a) received by an insured from an insurance carrier; or

         (b) paid by an insurance carrier on behalf of the insured.

         "INTANGIBLE PROPERTY RIGHTS" means, in respect of any Person, all intangible rights and property of such Person, including IT Assets, going concern value and goodwill.

         "INTELLECTUAL PROPERTY AGREEMENT" means, individually or collectively, the Intellectual Property Agreements substantially in the forms attached hereto as EXHIBIT I.

         "INTERCOMPANY ACCOUNTS" has the meaning set forth in Section 3.10.

         "INTERIM ORDER" means the interim order of the Court dated November 22, 2004 in connection with the approval of the Arrangement providing for, among other things, the holding of the Alcan Meeting, as the same may be amended, supplemented or varied by the Court.

         "INTERNAL REVENUE CODE" means the United States Internal Revenue Code of 1986.

         "INVENTORIES" means, in respect of any Person, all inventories of such Person wherever located, including all finished goods, (whether or not held at any location or facility of such Person or in transit to or from such Person), work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by the Person in production of finished goods.

         "IRS" means the United States Internal Revenue Service.

         "IT ASSETS" means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, all other information technology equipments and all associated documentation.

         "JOINT PROCUREMENT OF GOODS AND SERVICES PROTOCOL" means the Joint Procurement of Goods and Services Protocol substantially in the form attached as EXHIBIT J.

         "LAND" means, in respect of any Person, all parcels and tracts of land in which the Person has an ownership interest.

         "LIABILITY" means, with respect to any Person, any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exoneration covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, joint or several, whenever arising, and including those arising under any Applicable Law, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions) or Order of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, in each case, whether or not recorded or reflected or otherwise disclosed or required to be recorded or reflected or otherwise disclosed, on the books and records or financial statements of any Person, including any Specified Financial Liability, EHS Liability or Liability for Taxes.

         "MEDIATION NOTICE" has the meaning set forth in Section 12.03(a).

         "METAL SUPPLY AGREEMENT" means, individually or collectively, the Metal Supply Agreements substantially in the forms attached as EXHIBIT K.

         "NEUHAUSEN AGREEMENT" means, individually or collectively, the agreements substantially in the forms attached as EXHIBIT L.

         "NON COMPETE BREACH" has the meaning set forth in Section 14.03(b).

         "NON COMPETE UNDERTAKING" has the meaning set forth in Section
         14.04(c).

         "NOTICE PERIOD" has the meaning set forth in Section 9.04(b).

         "NOVELIS" means Novelis Inc., a corporation incorporated under the CBCA formed to acquire under the Arrangement and independently carry on most of the aluminum rolled products businesses operated by Alcan.

         "NOVELIS ANNUAL REPORT" has the meaning set forth in Section 14.01(d).

         "NOVELIS BALANCE SHEET" means the audited combined balance sheet of "the Novelis Group", including the notes thereto, as of September 30, 2004, substantially in the form attached as SCHEDULE 1.01 - "NBS".

         "NOVELIS CLAIMS" has the meaning set forth in Section 9.01(a).

         "NOVELIS COC ASSETS" has the meaning set forth in Section 14.04(d).

         "NOVELIS COMMON SHARES" means the voting common shares of Novelis to be issued to holders of Alcan Special Shares under the Arrangement in exchange for such Alcan Special Shares.

         "NOVELIS GROUP" means Novelis and its Subsidiaries, whether held directly or indirectly; for greater certainty, (i) prior to the Effective Time, "Novelis Group" excludes Arcustarget Group, and (ii) on and after the Effective Time, "Novelis Group" includes Arcustarget Group.

         "NOVELIS INDEMNIFIED PARTIES" has the meaning set forth in Section
         9.03.

         "NOVELIS OPENING BALANCE SHEET" has the meaning set forth in Section 2.04(e).

         "NOVELIS PARTIES" has the meaning set forth in Section 9.01(b).

         "NOVELIS RELEASORS" has the meaning set forth in Section 9.01(a).

         "NOVELIS SPECIAL SHARES" means the non-voting redeemable, retractable, special shares of Novelis to be issued by Novelis to Alcan in consideration for the transfer by Alcan to Novelis of the Arcustarget Common Shares, as contemplated by the Plan of Arrangement.

         "NOVELIS'S AUDITORS" has the meaning set forth in Section 14.01(a).

         "OCCUPATIONAL HEALTH AND SAFETY LAW" means any Applicable Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "OHLE AGREEMENT" means the Agreement substantially in the form attached as EXHIBIT M.

         "ORDER" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.

         "ORDINARY COURSE OF BUSINESS" means any action taken by a Person that is in the ordinary course of the normal, day-to-day operations of such Person and is consistent with the past practices of such Person.

         "PARTIES" means the parties to this Agreement and, in the singular, means either of them.

         "PERSON" means any individual, Business Concern or Governmental Authority.

         "PLAN OF ARRANGEMENT" means the plan of arrangement set out as SCHEDULE
         1.01 - "PA", as the same may be amended from time to time.

         "PLATE BUSINESS" means any business engaged, in whole or in part, in the manufacturing, production, marketing or sale of Plate Products.

         "PLATE PRODUCT" means any rolled and/or cast aluminum products having a thickness greater than 6.5 millimeters in the case of cast aluminum or 12 millimeters in the case of rolled aluminum, and that is not intended for further rolling (reroll) to a gauge of 6.5 millimeters or less.

         "POTENTIAL CONTRIBUTOR" has the meaning set forth in Section 9.05(a). "PRIME RATE" means the floating rate of interest established from time to time by the Royal Bank of Canada (the "BANK") as the reference rate of interest the Bank will use to determine rates of interest payable by its borrowers on [US] dollar commercial loans made by the Bank to such borrowers [IN CANADA] and designated by the Bank as its "prime rate" and which shall change from time to time as changed by the Bank.

         "PROSPECTUS" means the amended preliminary non-offering prospectus filed with the securities regulatory authorities in each of the provinces and territories of Canada on [NOVEMBER 23], 2004, and included as exhibit 99.1 of the Registration Statement, together with all amendments or supplements thereto.

         "PROVINCIAL REVENUE AUTHORITY" means the applicable department or other division of the provincial government of any relevant Canadian province that is charged with the responsibility for the administration of provincial taxation statutes.

         "REAL PROPERTY" means any Land and Improvements and all Appurtenances thereto and any Ground Lease Property.

         "RECORD" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

         "REGISTRATION STATEMENT" means the registration statement on Form 10, file number 001-32312, filed with the SEC under the Exchange Act, together with all amendments or supplements thereto.

         "REGULATION S-K" means Regulation S-K of the General Rules and Regulations promulgated by the SEC pursuant to the Securities Act.

         "REMAINING ALCAN BUSINESSES" means all Alcan Businesses other than the Separated Businesses.

         "REMAINING ALCAN ENTITY" means any Business Concern that is a member of Alcan Group on and after the Effective Time.

         "REORGANIZATION" means the measures described in Article III, including the Reorganization Transactions.

         "REORGANIZATION DATE" means the Effective Date, or such earlier date as the Alcan Board may determine as the date by which all of the Reorganization Transactions (other than non-material transactions the performance of which shall have been waived by Alcan, with or without conditions) shall have been completed.

         "REORGANIZATION DOCUMENTS" means the agreements described on SCHEDULE 2.07(g) of this Agreement and, in the singular, means any one of them.

         "REORGANIZATION TIME" means o (o time) on the Reorganization Date.

         "REORGANIZATION TRANSACTIONS" means the transactions described on
         SCHEDULE 3.01 of this Agreement and, in the singular, means any one of them.

         "REPRESENTATIVES" means, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants or attorneys.

         "REQUESTING PARTY" has the meaning set forth in Section 11.01.

         "RESTRICTED PERIOD" means the period of four (4) years commencing immediately after the expiry of the Standstill Period.

         "RETAINED LIABILITIES" has the meaning set forth in Section 2.07.

         "RETAINING PERSON" has the meaning set forth in Section 5.01(b).

         "ROLLED PRODUCTS BUSINESS" means the businesses and operations relating to the manufacturing, production, research, development, marketing and sale of aluminum sheet, light gauge products, automotive, can and lithographic sheet, plate and foil stock, that will be owned by Novelis or any other member of Novelis Group as of the Effective Time or that was but is no longer conducted by Alcan or any other member of Alcan Group both as owned and operated by Novelis or any other member of Novelis Group and as owned and operated by Alcan or any other member of Alcan Group at any time prior to the Effective Time whether or not still conducted at the date of this Agreement; provided, however, that in no event shall "Rolled Products Business" include any business operated by Alcan Group following the Effective Time.

         "RULINGS APPLICATIONS" means all the applications for an advance tax ruling or letter submissions made to the CRA, any Provincial Revenue Authority or the IRS concerning the subject matter hereof (including, for greater certainty, any aspect of the Plan of Arrangement) prior to the date of this Agreement, and all such letter submissions made on or after the date hereof and prior to the Effective Date.

         "SECURITIES ACT" means the United States Securities Act of 1933.

         "SEC" means the United States Securities and Exchange Commission.

         "SEPARATED ASSETS" has the meaning set forth in Section 2.04.

         "SEPARATED BUSINESSES" means those Alcan Businesses specifically identified on SCHEDULE 1.01 - "SB" and, in the singular, means any one of them.

         "SEPARATED ENTITIES" means those Business Concerns forming part of Alcan Group which are identified on SCHEDULE 1.01 - "SE" and which (i) on and after the Reorganization Time form part of Arcustarget Group, and (ii) on and after the Effective Time form part of Novelis Group.

         "SEPARATION" means the multi-step process by which the Separated Businesses shall be transferred, directly or indirectly, from Alcan to Novelis and includes the Reorganization and the Arrangement.

         "SERVICES" has the meaning ascribed thereto in the Transitional Services Agreement.

         "SIERRE AGREEMENT" means the Sierre Master Agreement, including all individual agreements referred to therein as forming part thereof, substantially in the form attached hereto as EXHIBIT N.

         "SPECIFIED FINANCIAL LIABILITIES" or "SFLS" mean, in respect of any Person, all liabilities, obligations, contingencies, instruments and other Liabilities of a financial nature with Third Parties of, or relating to, such Person, including any of the following:

         (a) foreign exchange contracts;
         (b) letters of credit;
         (c) guarantees of Third-Party loans;
         (d) surety bonds (excluding surety for workers' compensation self-insurance);
         (e) interest support agreements on Third Party loans;
         (f) performance bonds or guarantees issued by Third Parties;
         (g) swaps or other derivatives contracts;
         (h) recourse arrangements on the sale of receivables or notes; and
         (i) indemnities for damages for any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant, undertaking or obligation.

         "STANDSTILL PERIOD" means a period of twelve (12) months commencing on the Effective Date.

         "SUBSIDIARY" of any Person means any corporation, partnership, limited liability entity, joint venture or other organization, whether incorporated or unincorporated, of which a majority of the total voting power of capital stock or other interests entitled (without the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is at the time owned or controlled, directly or indirectly, by such Person.

         "TANGIBLE PERSONAL PROPERTY" means, in respect of any Person, all machinery, equipment, tools, furniture, office equipment, supplies, materials, vehicles and other items of tangible personal or movable property (other than Inventories and IT Assets) of every kind and wherever located that are owned or leased by the Person, together with any express or implied warranty by the manufacturers, sellers or lessors of any item or component part thereof and all maintenance Records and other documents relating thereto.

         "TARGETED ENTITY" has the meaning set forth in Section 14.04(a).

         "TAX" means any income, profit, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, goods and service, transfer, value added, alternative, add-on, minimum and other tax, fee, assessment, levy, tariff, charge, contribution to any governmental plan, or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Authority or payable under any tax-sharing agreement or any other Contract.

         "TAX ACT" means the Income Tax Act (Canada).

         "TAX RULINGS" means the advance income tax ruling and opinions received by Alcan from the CRA dated o, 2004 and o, 2004, and any similar advance income tax rulings received by Alcan from a Provincial Revenue Authority or the IRS, and any amendments thereto, confirming the Canadian federal income tax consequences of certain aspects of the Arrangement and certain other transactions.

         "TAX SHARING AND DISAFFILIATION AGREEMENT" means the Tax Sharing and Disaffiliation Agreement substantially in the form attached hereto as EXHIBIT O.

         "TECHNICAL SERVICES AGREEMENT" means, individually or collectively, the Technical Services Agreements substantially in the forms attached hereto as EXHIBIT P.

         "THIRD PARTY" means a Person that is not a Party to this Agreement, other than a member of Alcan Group or a member of Novelis Group and that is not an Affiliate thereof.

         "THIRD PARTY ACQUIRER" has the meaning set forth in Section 14.04(a).

         "THIRD PARTY ACQUIRER CONTROLLER" has the meaning set forth in Section 14.04(d).

         "THIRD PARTY CLAIM" has the meaning set forth in Section 9.04(b).

         "THIRD PARTY CONSENT" has the meaning set forth in Section 2.09.

         "TRANSFER IMPEDIMENT" has the meaning set forth in Section 5.01(a).

         "TRANSITION SERVICE SCHEDULE" has the meaning set forth in the Transitional Services Agreement.

         "TRANSITIONAL SERVICES AGREEMENT" means the Transitional Services Agreement substantially in the form attached hereto as EXHIBIT Q.

         "UNITED STATES" means the United States of America.

         "UNRELEASED LIABILITIES" has the meaning set forth in Section 5.02.

         "UNRELEASED PERSON" has the meaning set forth in Section 5.02.

                                LIST OF EXHIBITS

Exhibit A         Alumina Supply Agreement
Exhibit B         By-laws of Novelis
Exhibit C         Certificate of incorporation of Novelis
Exhibit D         Employee Matters Agreement
Exhibit E         Energy Agreement
Exhibit F         FoilStock Supply Agreement
Exhibit G         Foil Supply Agreements
Exhibit H         Foil Supply and Distribution Agreement
Exhibit I         Intellectual Property Agreements
Exhibit J         Joint Procurement of Goods and Services Protocol
Exhibit K         Metal Supply Agreements
Exhibit L         Neuhausen Agreements
Exhibit M         Ohle Agreement
Exhibit N         Sierre Agreements
Exhibit O         Tax Sharing and Disaffiliation Agreement
Exhibit P         Technical Services Agreements
Exhibit Q         Transitional Services Agreement
Exhibit R         Non Compete Undertaking
